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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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/ /	Soliciting Material Pursuant to §240.14a-12
NORTHWEST AIRLINES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTHWEST AIRLINES CORPORATION
2700 Lone Oak Parkway
Eagan, Minnesota 55121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 28, 2001

To the Stockholders of Northwest Airlines Corporation:

    The Annual Meeting of Stockholders of Northwest Airlines Corporation (the "Company") will be held at the Equitable Life Building, 787 Seventh Avenue, New York, New York 10019 on Thursday, June 28, 2001, at 9:30 a.m., Eastern Time, for the following purposes:

  (1)
  To elect 13 directors of the Company to serve terms of one year and until their successors have been duly elected and qualified. Three of the director nominees will be elected exclusively by the holders of the Series C Preferred Stock of the Company in accordance with the provisions of the Certificate of Designation with respect to the Series C Preferred Stock;

  (2)
  To approve certain amendments to the 1994 Northwest Airlines Corporation Stock Incentive Plan;

  (3)
  To vote on a stockholder proposal regarding the Company's stockholder rights plan, if the proposal is presented at the Annual Meeting; and

  (4)
  To transact such other business as may properly come before the meeting and any adjournment thereof.

    The Board of Directors has fixed the close of business on April 30, 2001 as the record date for determination of the stockholders authorized to receive notice of and to vote at the meeting. A complete list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, during ordinary business hours for a period of ten days prior to the meeting. The list will also be available on June 28, 2001 at the place of the meeting. Your attention is directed to the accompanying proxy statement.

                      By Order of the Board of Directors,

                      Michael L. Miller
                       Vice President—Law and Secretary

May 18, 2001
Eagan, Minnesota

If you are a stockholder of record and you plan to attend the Annual Meeting, please mark the appropriate box on your proxy card or follow the instructions provided when you vote by telephone. If your shares are held by a bank, broker or other intermediary and you plan to attend, please send written notification to Northwest Airlines Corporation, 5101 Northwest Drive, Dept. A1180, St. Paul, MN 55111, Attention: Secretary, and enclose evidence of your ownership (such as a letter from the bank, broker or intermediary confirming your ownership or a bank or brokerage firm account statement). The names of all those planning to attend will be placed on an admission list held at the registration desk at the entrance to the meeting. If you do not plan to attend the Annual Meeting, please vote your shares by telephone (via the 1-800 number indicated on the accompanying proxy card) or by mail. If you choose to vote by mail, please sign the proxy card and return it in the envelope so that your shares will be voted. The envelope requires no postage if mailed in the United States.

NORTHWEST AIRLINES CORPORATION
2700 Lone Oak Parkway
Eagan, Minnesota 55121

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 28, 2001

GENERAL INFORMATION

Solicitation of Proxies

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Northwest Airlines Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, June 28, 2001 at the Equitable Life Building, 787 Seventh Avenue, New York, New York 10019 at 9:30 a.m. Eastern Time or at any postponement or adjournment thereof (the "Annual Meeting"). This proxy statement and the accompanying proxy card are being mailed to stockholders on or about May 18, 2001.

    The cost of this solicitation, including all expenses incurred in preparing, printing and mailing this proxy statement, will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by certain directors, officers and employees of the Company in person and by telephone. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. The Company also will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will reimburse such persons for their expenses in connection therewith.

Outstanding Shares and Voting Rights

Outstanding Shares

    The Board of Directors has set April 30, 2001 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were outstanding 85,166,566 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 4,922,389 shares of Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"). These securities constitute the only classes of securities entitled to vote at the Annual Meeting.

Voting Rights

  Common Stock

    Each outstanding share of Common Stock entitles the holder thereof to one vote on all matters to be voted on by the Company's stockholders other than the election of directors to be elected by the holders of Series C Preferred Stock (the "Series C Directors").

    Series C Preferred Stock  The Series C Preferred Stock is held by certain trusts established pursuant to the Northwest Airlines Corporation Employee Stock Plan (the "Employee Stock Plan") for the benefit of certain employees of Northwest Airlines, Inc. ("Northwest Airlines") and by certain former employees of Northwest Airlines to whom such stock has been distributed from the trusts and their spouses, children and heirs (collectively, "Qualified Holders"). The trusts for the benefit of participating employees were established as part of an overall revised compensation plan for the employees of Northwest Airlines provided by labor agreements entered into in 1993. The Company's Restated Certificate of Incorporation provides that each share of Series C Preferred Stock is convertible at any time prior to redemption into 1.364 shares of Common Stock. The Series C Preferred Stock votes with the Common Stock on all matters submitted to stockholders for a vote, except with respect to the election of directors. Each outstanding share of Series C Preferred Stock held by a Qualified Holder is entitled to the number of votes equal to 1.364 votes per share at the Annual Meeting. Shares of Series C Preferred Stock automatically convert into shares of Common Stock upon their sale or transfer to a non-Qualified Holder.

    With respect to the election of directors, the Series C Preferred Stock, voting as a separate class, is entitled to elect three Series C Directors, one of whom is nominated by the International Brotherhood of Teamsters (the "IBT"), one by the International Association of Machinists and Aerospace Workers (the "IAM") and one by the Northwest Master Executive Council ("Northwest MEC") of the Air Line Pilots Association, International ("ALPA"). Until July 31, 2003, the number of Series C Directors will be the greater of three or the number that represents at least 15 percent of the Company's directors. Qualified Holders of Series C Preferred Stock are entitled to vote for or against the three Series C Director nominees as a slate and are not entitled to vote for or against any single Series C Director nominee and are not entitled to vote for the election of any other directors of the Company. The Company has agreed to extend the Northwest MEC's right to nominate a member of the Board of Directors until September 13, 2005, which is three years after the date on which the current collective bargaining agreement between Northwest Airlines and ALPA becomes amendable.

Stockholders Agreements

    In connection with the Company's acquisition in November 1998 of beneficial ownership of approximately 8.7 million shares of Common Stock of Continental Airlines, Inc. (the "Continental Shares"), the Company issued 2,631,784 shares of Common Stock (the "Shares") to certain former partners of Air Partners, L.P. (the "Partners") pursuant to an Investment Agreement dated as of January 25, 1998 (as amended, the "Investment Agreement"). Pursuant to the Investment Agreement, an affiliate of one of the Partners or its permitted assignee has the right to designate an individual for election to the Board of Directors so long as the Partners beneficially own at least 66 2/3% of the Shares. James G. Coulter has been the designee since 1999. The Partners currently own less than the required number of Shares to be entitled to designate an individual for election to the Board and, as a result, the affiliate with the designation rights has advised the Company that Mr. Coulter will not be standing for re-election at the Annual Meeting.

    The Partners are also party to a Standstill Agreement dated as of November 20, 1998 (the "Standstill Agreement") between the Partners and the Company. The remaining Shares held by the Partners are subject to the voting restrictions provided for in the Standstill Agreement. Pursuant to the Standstill Agreement, the Partners are required to vote the Shares in favor of the election to the Board of Directors of the individuals recommended by the Company's Board of Directors. The Standstill Agreement also contains customary restrictions on the Partners' ability (i) to participate or vote in proxy solicitations in opposition of a recommendation or proposal of the Company's Board of Directors, (ii) to make stockholder proposals or seek the removal of a member of the Company's Board of Directors, or (iii) to seek to effect any control or influence over the management of the Company. The Standstill Agreement has a term of five years subject to earlier termination in certain events.

Foreign Ownership of Shares

    The Federal Aviation Act prohibits non-United States citizens from owning more than 25 percent of the voting interest of a company such as the Company, which owns a United States air carrier. The Company's certificate of incorporation provides that no share of the Company's voting stock may be voted by or at the direction of persons who are not United States citizens unless such shares are registered on a separate stock registry maintained by the Company for non-United States holders (the "Foreign Stock Registry"). The Company's Bylaws provide that no shares of the Company's voting stock held by non-United States citizens will be registered on the Foreign Stock Registry if the amount so registered would exceed foreign ownership restrictions, currently 25 percent of the voting stock of the Company.

    As of the Record Date, shares representing less than one percent of the total outstanding voting stock of the Company (on a fully diluted basis) are registered on the Foreign Stock Registry. Any holder of Common Stock who is not a United States citizen and has not registered its shares on the Foreign Stock Registry maintained by the Company will not be permitted to vote its shares at the Annual Meeting. The enclosed proxy card contains a certification that by signing the proxy card or voting by telephone the stockholder certifies that such stockholder is a United States citizen as that term is defined in the Federal Aviation Act or that the shares represented by the proxy card have been registered on the Company's Foreign Stock Registry.

    Under Section 40102(a)(15) of the Federal Aviation Act, the term "citizen of the United States" is defined as: (i) an individual who is a citizen of the United States, (ii) a partnership each of whose partners is an individual who is a citizen of the United States, or (iii) a corporation or association organized under the laws of the United States or a state, the District of Columbia or a territory or possession of the United States of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States.

Voting Procedures

    Whether or not you plan to attend the Annual Meeting, please take the time to vote your shares as soon as possible. You may vote your shares by telephone or by returning the accompanying proxy card properly signed.

    Voting by Telephone.  Stockholders of record may vote by using the toll-free number listed on the proxy card. Telephone voting is also available to stockholders who hold their shares in the Employee Stock Plan. The telephone voting procedure is designed to verify stockholders through use of a Control Number that is provided on each proxy card or voting instruction card. The procedure allows you to vote your shares and to confirm that your instructions have been properly recorded. Please see your proxy card or voting instruction card for specific instructions.

    Voting by Mail.  Stockholders may sign, date and mail their proxies in the postage-paid envelope provided. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted as recommended by the Board of Directors.

Revoking Your Proxy

    A proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by written notice to the Office of the Secretary of the Company, by delivery of a later-

dated proxy (either by mail or by telephone) prior to the voting of the proxy or by voting in person at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

Quorum; Vote Required

    The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the holders of all shares of Common Stock and Series C Preferred Stock that are outstanding and entitled to vote generally at the Annual Meeting is necessary to constitute a quorum, except that (i) with respect to the election of the Common Stock Directors (as defined below), the presence in person or by proxy of a majority of the holders of all shares of Common Stock is necessary to constitute a quorum and (ii) with respect to the election of the Series C Directors, the presence in person or by proxy of a majority of the holders of all shares of Series C Preferred Stock is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

    The nominees for election to the Board of Directors (other than the nominees for the Series C Directors) receiving the greatest number of the affirmative votes cast by holders of Common Stock, up to the ten directors to be elected, will be elected as directors. Accordingly, so long as a quorum is present, abstentions and broker non-votes will have no effect on the election of directors. The election of the slate of nominees for the Series C Directors requires the affirmative vote by the holders of the majority of the Series C Preferred Stock present at the Annual Meeting and entitled to vote. The approval of the amendments to the 1994 Northwest Airlines Corporation Stock Incentive Plan and the stockholder proposal require the affirmative vote of a majority of the votes which can be cast by the holders of the shares of Common Stock and Series C Preferred Stock present in person or represented by proxy and entitled to vote, voting together as a single class. With respect to the election of the Series C Directors, the approval of the amendments to the 1994 Stock Incentive Plan and the stockholder proposal, abstentions will have the same effect as votes against these proposals and broker non-votes will be deemed shares not entitled to vote and will not count as votes for or against such proposals.

Voting Shares Held in the Employee Stock Plan

    Under certain of the trusts established under the Employee Stock Plan, shares allocated to the accounts of participants in the Employee Stock Plan may be voted as to certain matters by either returning the accompanying voting instruction card or providing voting instructions to the trustee by telephone in accordance with the instructions set forth on the voting instruction card. The trustees of the Employee Stock Plan will vote the number of shares allocated to a participant's account in accordance with the directions set forth on the voting instruction card or provided by telephone if such directions are received prior to 5:00 p.m. (EDT) on June 26, 2001. Allocated shares for which the trustees receive no instructions will be voted by the trustees in their discretion.

BOARD OF DIRECTORS

Committees Established by the Board

    The Board of Directors has established committees to assist it in the discharge of its responsibilities. The principal committees, their current members and the principal responsibilities of each are described below.

    The Finance Committee is presently comprised of Messrs. Ristow and Wilson and six members of the Company's senior management, including Mr. Anderson who serves as Chairman. The committee reviews the Company's business and financial strategies, the annual operating and capital budgets and proposed capital expenditures and sales of the Company's assets and acquisitions in excess of $1 million. The committee has the authority to approve proposed capital expenditures, and acquisitions and sales of the Company's assets not exceeding $10 million. The committee met six times during 2000.

    The Audit and Safety Committee is presently comprised of Messrs. Mondale (Chairman), Benning and Checchi. The committee provides assistance to the Board of Directors in fulfilling its responsibility to stockholders and the investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The committee also acts on behalf of the Board of Directors to review management's actions to see that the Company's operations are performed with the highest degree of safety. The committee met eight times during 2000.

    The Compensation Committee is presently comprised of Messrs. Malek (Chairman), Blum, Hightower, Kourpias and Ravindran. The committee administers the Company's stock incentive plans, and reviews and approves the compensation of the Chief Executive Officer and the executive officers of the Company who report directly to the Chief Executive Officer and any employment contract or similar arrangement between the Company and any executive officer. The committee participates in senior management succession planning, senior management performance evaluations, and the development of career training programs. The committee also reviews from time to time the Company's compensation and benefits programs applicable generally to management employees of the Company. The committee met five times during 2000. A subcommittee comprised of Messrs. Hightower and Ravindran exercises all of the powers, duties and responsibilities with respect to the Company's stock incentive plans.

    The Human Resources Committee was established by the Board of Directors in 2000 to provide general advice, counsel and support to management of the Company in the development of human resource policies to enhance the level of employee commitment, accountability and satisfaction. The committee is presently comprised of Ms. Goodwin (Chairman) and Messrs. Checchi and Kourpias. The committee met two times during 2000.

Compensation of Directors

    The Company's current policy is to pay an annual retainer fee and meeting fees to its non-employee directors who are not directly affiliated with one of the parties who were original investors in the 1989 acquisition of Northwest Airlines and are not Series C Directors. Currently, Messrs. Coulter, Hightower, Mondale and Ravindran and Ms. Goodwin are the only such directors. Each of these directors receives an annual retainer fee of $25,000 and an attendance fee of $1,000 for each Board meeting and each committee meeting attended. All directors of the Company are reimbursed for ordinary expenses incurred in connection with their attendance at Board and committee meetings. Directors and their spouses and dependent children are eligible for complimentary travel privileges on Northwest Airlines. In addition, each director is entitled to $25,000 per year of complimentary travel privileges on Northwest Airlines that may be extended to other persons, provided that any amount of such travel privileges utilized by those directors who receive an annual retainer fee reduces dollar for dollar the amount of the annual fee paid to such director.

    Each director is reimbursed by the Company for income taxes resulting from actual use of the complimentary travel privileges on Northwest Airlines by the director, his or her spouse and dependent children. The cost of the complimentary travel privileges extended to Board members, their spouses and dependent children in 2000, including the reimbursement obligation for income tax liability, was as follows: Ray W. Benning, Jr. ($362); Alfred A. Checchi ($4,217); Doris Kearns Goodwin ($3,370); Dennis F. Hightower ($2,429); George J. Kourpias ($1,097); Walter F. Mondale ($5,951); and V.A. Ravindran ($1,237). Messrs. Ristow and Wilson are employees of Northwest Airlines and as such are not subject to income taxes from the use of employee pass privileges. The Company does not maintain records with respect to the value of the personal use of employee pass privileges.

    In recognition of Mr. Wilson's significant contributions and performance as Chairman of the Board of the Company, in June 1999 the Board of Directors established The Chairman's Long-Term Retention and Incentive Program under which Mr. Wilson was awarded 400,000 phantom stock units. Under the terms of the plan, the vesting of such units in annual increments of 40,000 units over the ten-year term of the plan is subject to the achievement of annual performance objectives to be established each year by the administrator of the plan. Each vested unit represents the right to receive a cash payment equal to the average closing price of a share of Common Stock for the last ten trading days of the year in which such unit vested. For the year ended December 31, 2000 the applicable performance objectives were determined to have been satisfied and 40,000 units vested on December 31, 2000 in accordance with the provisions of the plan. Mr. Wilson received a cash payment of $1,070,252 in settlement of such vested units.

Attendance

    During 2000, the Board of Directors held five regularly scheduled and two special meetings. The Board of Directors will hold five regularly scheduled meetings in 2001. During 2000, each of the incumbent directors attended 75 percent or more of the aggregate of the total number of meetings of the Board of Directors and the committees on which he or she served with the exception of Messrs. Coulter and van Wijk.

Compensation Committee Interlocks and Insider Participation

    During 2000, the members of the Compensation Committee were Messrs. Malek (Chairman), Hightower, Kourpias and Ravindran.

    Mr. Malek served as President of the Company from late 1989 to mid-1990. The committee members have no interlocking relationships as defined by the rules and regulations of the Securities and Exchange Commission.

Related Party Transactions

    Certain director-nominees are or have been executive officers of companies that sell services to or have other commercial relationships with the Company in the ordinary course of business. Mr. Mondale is a partner of the law firm of Dorsey & Whitney LLP, which provides legal services to the Company. Mr. van Wijk is President and Chief Executive Officer of Koninklijke Luchtvaart Maatschappij N.V. ("KLM"). Northwest Airlines and KLM are parties to a trans-atlantic joint venture.

    Mr. Coulter is a principal stockholder of 1992 Air, Inc., which is the general partner of 1992 Air G.P., a Texas limited partnership. As described above under "Stockholders Agreements," in connection with the Company's acquisition of the Continental Shares in November 1998, the Company issued approximately 2.6 million shares of Common Stock and paid approximately $399 million in cash to certain former partners of Air Partners, L.P., including 1992 Air G.P.

REPORT OF THE AUDIT COMMITTEE

    The Audit and Safety Committee of the Northwest Airlines Corporation Board of Directors (the "Audit Committee") is comprised of three independent directors and operates under a written charter adopted by the Board of Directors which is included as Annex A to this proxy statement. The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, the financial reporting process and the Company's internal controls. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent accountants.

    In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). The Audit Committee discussed with the independent accountants that firm's independence, and considered whether the nonaudit services provided by the firm to the Company are compatible with maintaining the firm's independence.

    Based on the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                      Audit and Safety Committee

                      Walter F. Mondale (Chairman)
                      Ray W. Benning
                      Alfred A. Checchi

Relationship with Independent Public Accountants

    Upon the recommendation of the Audit and Safety Committee, the Board of Directors has re-appointed Ernst & Young LLP ("Ernst & Young") as the independent public accounting firm to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending December 31, 2001. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

Audit Fees

    The following table shows the aggregate fees billed to the Company by Ernst & Young for services rendered during the calendar year ended December 31, 2000:

Description of Fees:	Amount ($)
Audit Fees(1)	753,500
Financial Information Systems Design and Implementation	0
All Other Fees(2)	1,307,000

(1)
Includes fees for audit of the December 31, 2000 financial statements and reviews of the related quarterly financial statements.

(2)
Includes fees for audit related work in connection with various financing transactions, employee benefit plans of the Company, special purpose entities and other matters, as well as fees for tax services rendered to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who beneficially own more than ten percent of any class of the Company's equity securities ("Reporting Persons") to file reports of holdings and transactions in the Company's equity securities. Based on the Company's records and other information, the Company believes that all Securities and Exchange Commission filing requirements applicable to its Reporting Persons during 2000 were complied with except that a Form 3 was filed late on behalf of Mr. James G. Mathews who became Vice President—Finance and Chief Accounting Officer in November 2000, and a Form 4 was filed late on behalf of Mr. Rolf S. Andresen, who retired in August 2000.

BENEFICIAL OWNERSHIP OF SECURITIES

    The following table sets forth the holdings, as of March 31, 2001, of the Company's capital stock of each current director and nominee for director of the Company, each executive officer named in the Summary Compensation Table included in this proxy statement, all directors and executive officers of the Company as a group, and each person known to the Company to beneficially own more than five percent of any class of the Company's voting securities. Unless otherwise indicated, each named beneficial owner has sole voting and investment power with respect to the shares listed.

Name of Beneficial Owner	Class of Security	Number of Shares(1)(2)	Percent of Class(1)(2)	Percent of Total Voting Power(14)
Directors/Nominees for Director:
Gary L. Wilson(3)	Common Stock	17,245,768	20.3	18.2
Ray W. Benning, Jr.(4)	—	—	—	—
Richard C. Blum(5)	Common Stock	5,276,390	6.2	5.6
Alfred A. Checchi(6)	Common Stock	11,400,117	13.4	12.0
James G. Coulter(7)	Common Stock	1,108,808	1.3	1.2
John H. Dasburg	Common Stock	402,398	*	*
Doris Kearns Goodwin	—	—	—	—
Dennis F. Hightower	Common Stock	1,000	*	*
George J. Kourpias(8)	—	—	—	—
Frederic V. Malek(9)	Common Stock	633,752	*	*
Walter F. Mondale	Common Stock	1,900	*	*
V. A. Ravindran	Common Stock	2,000	*	*
Michael G. Ristow(10)	Common Stock	3,402	*	*
Leo M. van Wijk	—	—	—	—
Executive Officers:
Richard H. Anderson	Common Stock	314,347	*	*
Douglas M. Steenland	Common Stock	338,152	*	*
Mickey P. Foret	Common Stock	107,499	*	*
J. Timothy Griffin	Common Stock	115,921	*	*
All directors and executive officers as a group (21 persons)	Common Stock	37,179,391	43.7	39.1
Other 5% Holders:
BLUM Capital Partners, L.P.(5) 909 Montgomery Street, Suite 400 San Francisco, CA 84133	Common Stock	5,276,390	6.2	5.6
Trusts for pilots c/o State Street Bank & Trust Company 200 Newport Avenue, Q3N North Quincy, MA 02171	Common Stock Series C Preferred	7,342,793 66	8.6 *	7.7 *
Trust for ground employees c/o State Street Bank & Trust Company 200 Newport Avenue, Q3N North Quincy, MA 02171	Series C Preferred	3,790,057	76.9	5.4
Trust for flight attendants c/o State Street Bank & Trust Company 200 Newport Avenue, Q3N North Quincy, MA 02171	Series C Preferred	1,125,275	22.8	1.6

Trusts for all other employees c/o State Street Bank & Trust Company 200 Newport Avenue, Q3N North Quincy, MA 02171	Common Stock Series C Preferred(11)	1,458,305 2,788	1.7 *	1.5 *
AXA Financial, Inc.(12) 787 Seventh Avenue New York, NY 10019	Common Stock	19,344,939	22.7	20.4
Wellington Management Company, LLP(13) 75 State Street Boston, MA 02109	Common Stock	5,494,600	6.5	5.8

*
Less than 1%

(1)
The figures shown include the following shares allocated as of March 31, 2001 to the accounts of participants under the Employee Stock Plan: Dasburg—2,430 shares; Ristow—2,890 shares; Anderson—1,957 shares; Steenland—6,157 shares; Foret—2,499 shares; Griffin—1,220 shares; and all directors and executive officers as a group—19,882 shares.

(2)
The Securities and Exchange Commission deems a person to have beneficial ownership of all shares that such person has the right to acquire within 60 days. The figures shown include the following shares subject to stock options granted under the 1990 Stock Option Plan, the 1994 Stock Incentive Plan and the Pilots Stock Option Plan of NWA Corp. which the particular individual or group has the right to acquire within 60 days of March 31, 2001: Wilson—240,000 shares; Dasburg—399,968 shares; Ristow—512 shares; Anderson—236,390 shares; Steenland—256,995 shares; Foret—55,000 shares; Griffin—64,701 shares; and all directors and executive officers as a group—1,373,274 shares.

(3)
Includes 5,875,946 shares of Common Stock held by members of Mr. Wilson's family as to which Mr. Wilson has sole voting power, and 5,940,651 shares of Common Stock owned by trusts for Mr. Checchi's family, as to which Mr. Checchi and Mr. Wilson, as trustee of such trusts, share voting and investment power. Mr. Wilson disclaims beneficial ownership of the shares held in such trusts. Mr. Wilson's address is 300 Delfren Drive, Los Angeles, CA 90077.

(4)
Mr. Benning is the Director of the Teamsters Airline Division. Mr. Benning disclaims beneficial ownership of the shares beneficially owned by the trust for flight attendants under the Employee Stock Plan.

(5)
Includes (i) 275,000 shares owned directly by an advisory account for which BLUM Capital Partners, L.P. ("BLUM LP") serves as investment advisor, (ii) 263,502 shares owned directly by BLUM LP, and (iii) 4,737,888 shares owned directly by Richard C. Blum & Associates—NWA Partners, L.P. ("RCBA-NWA"), a limited partnership for which BLUM LP serves as sole general partner. Mr. Blum is Chairman and a controlling person of Richard C. Blum & Associates, Inc. ("RCBA Inc."), the sole general partner of BLUM LP. Mr. Blum, RCBA Inc. and BLUM LP disclaim beneficial ownership of the shares except to the extent of any pecuniary interest therein. The address for Mr. Blum, RCBA Inc., BLUM LP and RCBA-NWA is 909 Montgomery Street, Suite 400, San Francisco, CA 94133.

(6)
Includes 5,940,651 shares of Common Stock beneficially owned by trusts for Mr. Checchi's family, as to which Mr. Checchi shares voting and investment power with Gary L. Wilson who is the trustee of such trusts. Mr. Checchi's address is Northwest Airlines Corporation, 5101 Northwest Drive, St. Paul, MN 55111-3034.

(7)
The shares shown are beneficially owned by 1992 Air G.P., a Texas limited partnership, which is a former partner of Air Partners, L.P. Mr. Coulter is a principal stockholder of 1992 Air, Inc., which serves as the general partner of 1992 Air G.P. Mr. Coulter disclaims beneficial ownership of the shares held by 1992 Air G.P. As discussed above under "Stockholders Agreements," Mr. Coulter's term of office as a director will terminate at the Annual Meeting.

(8)
Mr. Kourpias is the retired International President of the IAM. Mr. Kourpias disclaims beneficial ownership of the shares beneficially owned by the trust for ground employees under the Employee Stock Plan.

(9)
Includes 465,160 shares of Common Stock held by trusts for Mr. Malek's family.

(10)
Mr. Ristow is a Captain Representative of ALPA. Mr. Ristow disclaims beneficial ownership of the shares beneficially owned by the trusts for pilots under the Employee Stock Plan.

(11)
Represents shares of Series C Preferred Stock held by State Street Bank & Trust Company as trustee of the nonqualified trusts for ground employees and flight attendants.

(12)
Based on a Schedule 13G filed with the Securities and Exchange Commission on behalf of AXA Financial, Inc. (formerly known as The Equitable Companies Incorporated), indicating that at December 31, 2000, AXA Financial, Inc., through subsidiaries and affiliates, had sole voting power over 6,517,205 of such shares, shared voting power over 8,401,860 of such shares and sole dispositive power over all such shares.

(13)
Based on a Schedule 13G filed with the Securities and Exchange Commission on behalf of Wellington Management Company, LLP indicating that at December 31, 2000, Wellington Management Company, LLP, on behalf of its clients for which it serves as investment advisor, had shared voting power over 3,572,600 of such shares and shared dispositive power over all such shares.

(14)
The 4,931,797 shares of Series C Preferred Stock are convertible into 6,727,145 shares of Common Stock. Assumes conversion of the Series C Preferred Stock and the issuance of Common Stock pursuant to stock options that are exercisable within 60 days of March 31, 2001.

ITEM 1
ELECTION OF DIRECTORS

    It is proposed that 13 directors be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified, or until the director's earlier resignation or removal. Each nominee is presently a director of the Company and also serves as a director of Northwest Airlines Holdings Corporation, NWA Inc., and Northwest Airlines, which are direct and indirect subsidiaries of the Company. The ten nominees to the Board of Directors to be elected by the holders of the Common Stock (the "Common Stock Directors") were nominated by the Chairman of the Board of Directors pursuant to the Company's Bylaws. Messrs. Benning, Kourpias and Ristow were nominated by the IBT, IAM and Northwest MEC, respectively, for election by the holders of the Series C Preferred Stock.

    The persons named in the enclosed proxy intend to vote the shares covered by proxies for the election of the director-nominees named below. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, which is not anticipated, the shares covered by proxies will be voted for such substitute nominee, if any, as may be recommended by the Chairman of the Board of Directors with respect to any nominee to be a Common Stock Director or as may be nominated by the IAM, IBT or Northwest MEC, as applicable, with respect to any nominee to be a Series C Director.

    As a result of the election of 13 directors at the Annual Meeting, there will be two vacancies on the Board of Directors.

Information Concerning Director-Nominees

    Information with respect to the business experience and affiliations of the director-nominees follows:

Common Stock Directors

    Richard C. Blum, age 65, has served as a director of the Company since 1989. Mr. Blum is Chairman and President of Richard C. Blum & Associates, Inc., which is the general partner of BLUM Capital Partners, L.P., a merchant banking and long-term strategic equity investment management firm which acts as general partner for various investment partnerships and provides investment banking advisory services. Mr. Blum also serves as a director of URS Corporation, Glenborough Realty Trust, CB Richard Ellis Services, Inc., Playtex Products, Inc., and Shaklee Corporation. Mr. Blum is also Co-Chairman of Newbridge Capital.

    Alfred A. Checchi, age 52, has served as a director of the Company since 1989. He was Co-Chairman of the Board of Directors from 1991 to 1997 and sole Chairman of the Board of Directors from 1989 to 1991. Mr. Checchi is currently a private investor. Between 1983 and 1987, he was a principal of Bass Brothers Enterprises. Mr. Checchi began his business career at Marriott Corp. in 1975 and over the next eight years held a variety of management positions, including Vice President of Corporate Development and Treasurer.

    John H. Dasburg, age 58, has served as a director of the Company since 1990. He became Chairman, Chief Executive Officer and President of Burger King Corp. (fast food) on April 1, 2001. He served as President and Chief Executive Officer of the Company from 1990 through March 2001. Before joining the Company in November 1989, Mr. Dasburg served in a number of senior executive positions at Marriott Corp. (hospitality). Mr. Dasburg also serves on the boards of directors of Genuity Inc. and The St. Paul Companies, Inc.

    Doris Kearns Goodwin, age 58, has served as a director of the Company since 1997. Ms. Goodwin is a historian and author and has received numerous awards including the Pulitzer Prize in history in 1995. She is currently a member of the Harvard University Board of Overseers and was a Professor of Government at Harvard University from 1969 to 1977.

    Dennis F. Hightower, age 59, has served as a director of the Company since 1997. In February 2001, he retired as Chief Executive Officer of Europe Online Networks, S.A. (Luxembourg-based broadband interactive entertainment company), a position he held since June 2000. From July 1996 to June 2000 Mr. Hightower was Professor of Management at the Harvard Business School. From March 1995 to June 1996 Mr. Hightower was President of Walt Disney Television & Telecommunications (entertainment) and from June 1987 to March 1995 he was President of Disney Consumer Products, Europe, Middle East and Africa. Mr. Hightower is also a director of The Gillette Company, PanAmSat Corporation, Phillips-Van Heusen Corporation, and The TJX Companies, Inc.

    Frederic V. Malek, age 64, has served as a director of the Company since 1989. Mr. Malek served as President of Northwest Airlines from late 1989 to mid-1990 and was Vice Chairman of Northwest Airlines from 1990 through 1991. Mr. Malek is Chairman of Thayer Capital Partners, a Washington, D.C.-based merchant bank, which Mr. Malek formed in 1993. Mr. Malek is a director of American Management Systems, Inc., Automatic Data Processing, Inc., CB Richard Ellis Services, Inc., FPL Group, Inc., Manor Care, Inc., Aegis Communications Group, Inc., Global Vacation Group, and various mutual funds sponsored by PaineWebber Group Inc.

    Walter F. Mondale, age 73, has served as a director of the Company since January 1997 and previously served as a director of the Company from 1989 to 1993. He is currently a partner of the law firm of Dorsey & Whitney LLP. Mr. Mondale served as the U.S. Ambassador to Japan from 1993 to 1996, the Vice President of the United States from 1977 to 1981 and as a Senator in the U.S. Senate from 1964 through 1977. Mr. Mondale is on the board of directors of CNA Financial Corp., UnitedHealth Group Corporation, and various mutual funds sponsored by BlackRock Financial Management L.P. He also serves on the boards of directors of the Mayo Foundation and the University of Minnesota Foundation.

    V. A. Ravindran, age 53, has served as a director of the Company since 1992. Since 1987, Mr. Ravindran has been the Chairman of the Board and President of Paracor Finance Inc., a United States merchant bank wholly owned by Fosters Brewing Group Ltd. of Australia. From 1987 to 1992, Mr. Ravindran was an Executive Director of EFG Holdings (USA), the finance group holding company of Fosters Brewing Group Ltd. of Australia, and continues to serve on the board of directors of that company.

    Leo M. van Wijk, age 54, has served as a director of the Company since 1997 and previously served as a director of the Company from 1991 to 1996. Mr. van Wijk is President and Chief Executive Officer, Board of Managing Directors of KLM (airline), a position he has held since 1997. He joined KLM in 1971 and has held various positions with KLM, including Managing Director from 1991 through 1996 and Chief Operating Officer from January 1997 through August 1997.

    Gary L. Wilson, age 61, has served as a director of the Company since 1989. He has been Chairman of the Board of Directors since April 1997 and was Co-Chairman of the Board of Directors from 1991 to 1997. Mr. Wilson also serves as a director of CB Richard Ellis Services, Inc., On Command Corporation and The Walt Disney Company. He joined Disney in 1985 as Executive Vice President and Chief Financial

Officer and a director. Before joining Disney, Mr. Wilson served for 11 years in executive positions at Marriott Corp., including Executive Vice President and Chief Financial Officer. Mr. Wilson serves on the board of trustees of Duke University.

Series C Directors

    Ray W. Benning, Jr., age 57, has served as a director of the Company since 1999. Mr. Benning has been Director of the Airline Division of the International Brotherhood of Teamsters since 1995. Mr. Benning served as Assistant to the Director of the Teamsters Airline Division from 1993 to 1995 and as President of Teamsters Airline Local 2707 from 1985 to 1993.

    George J. Kourpias, age 68, has served as a director of the Company since 1997. Mr. Kourpias is the retired International President of the IAM, a position he held from 1989 to 1997.

    Michael G. Ristow, age 55, has served as a director of the Company since 1999. Captain Ristow has been a Northwest Airlines pilot for over 30 years and has served as a Captain Representative of ALPA since 1993.

    The Board of Directors recommends a vote FOR each of the nominees listed above.

Directors Emeritus

    Directors who have retired under the Company's retirement policy are appointed as Directors Emeritus. Such individuals are entitled to attend and participate in all Board of Directors meetings but are not entitled to vote at such meetings. Currently, Thomas L. Kempner and Melvin R. Laird are the only Directors Emeritus.

ITEM 2
APPROVAL OF AMENDMENTS TO THE
1994 NORTHWEST AIRLINES CORPORATION
STOCK INCENTIVE PLAN

    The Board of Directors adopted the 1994 Northwest Airlines Corporation Stock Incentive Plan (the "1994 Plan"), effective as of March 1, 1994 and the stockholders of the Company approved the 1994 Plan on March 1, 1994 prior to the consummation in March and April 1994 of the public offering of 20.4 million shares of Common Stock. In 1996 the Board of Directors approved an amendment to the 1994 Plan (the "1996 Amendment") increasing the maximum number of shares of Common Stock available for distribution under the 1994 Plan from two million to five million shares and making certain other changes to the 1994 Plan. The stockholders of the Company approved the 1996 Amendment at the Company's 1996 Annual Meeting of Stockholders. The 1994 Plan is a stock-based incentive compensation plan under which the Company may grant incentive and non-qualified stock options, stock appreciation rights, restricted stock and other stock-based awards to officers and key employees of the Company and its subsidiaries.

    The Board of Directors has approved, subject to the approval of the stockholders, certain amendments to the 1994 Plan (the "Plan Amendments"), which would (i) increase the maximum number of shares available for distribution under the 1994 Plan from five million to ten million shares (an increase of five million shares), (ii) extend the term of the 1994 Plan until January 1, 2011, (iii) add a provision that no participant may be granted performance-based awards in any fiscal year totaling more than $10 million if the award is not denominated in shares, as required for any such award to qualify as performance-based compensation under Section 162(m) of the Code, and (iv) change the name of the 1994 Plan to the "Northwest Airlines Corporation 2001 Stock Incentive Plan." In addition, by approving the Plan Amendments the stockholders are re-approving the provisions of the 1994 Plan that describe the general performance criteria on which performance goals may be based for performance-based awards granted pursuant to the Plan (as defined below). The addition of these provisions was approved by the stockholders as part of the 1996 Amendments, but must be re-approved to allow future performance-based awards granted under the Plan to qualify as performance-based compensation under regulations promulgated under Section 162(m) of the Code thereby allowing the Company to deduct executive compensation earned pursuant to the awards.

    As amended by the 1996 Amendment, five million shares of Common Stock were available for grants or awards under the 1994 Plan. Of that amount, approximately 94,300 shares are currently available for distribution in connection with new awards. The Board of Directors believes that by allowing the Company to continue to offer its employees long-term, performance-based compensation through the 1994 Plan, the Company will continue to be able to attract, motivate and retain employees who will contribute to the Company's financial success. It is the judgment of the Board of Directors that approval of the Plan Amendments is in the best interests of the Company and its stockholders.

Summary of the Plan

    The following is a summary of the terms of the 1994 Plan, as amended by the Plan Amendments (the "Plan"). The full text of the Plan, as amended and restated, is attached as Annex B and the following summary is qualified in its entirety by reference to Annex B.

    Administration.  The Plan is administered by the Compensation Committee of the Board or other committee of the Board performing similar functions as appointed from time to time (the "Committee") which must be comprised of no less than two disinterested directors, each of whom must also be an "outside director" within the meaning of Section 162(m) of the Code. Currently the Committee administering the Plan is a subcommittee of the Compensation Committee which is comprised of two independent directors who are not employees of the Company, Messrs. Hightower and Ravindran. The Committee has sole authority to make awards under the Plan, to issue rules concerning the Plan, and to interpret the Plan.

    Shares.  If shares subject to an option under the Plan cease to be subject to such option, or if shares awarded under the Plan are forfeited, or otherwise terminate without a payment being made to the participant in the form of the Company's Common Stock, such shares will again be available for future distribution under the Plan. In the event of certain changes in the Company's structure affecting the Common Stock, the Committee may make appropriate adjustments in the number of shares which may be awarded, the number of shares covered by options and other awards then outstanding under the Plan and, where applicable, the exercise price of awards under the Plan.

    Participation.  Plan awards may be made to key employees, including officers, of the Company, its subsidiaries and affiliates, but may not be granted to any director who is not also an officer of the Company, its subsidiaries or affiliates. Plan awards also could be used for long term retention and performance-based plans for the Company's Chief Executive Officer, other executive officers and other senior management personnel. The number of employees participating in the Plan will vary from year to year. The Plan imposes no limit on the number of participants, and does not specify the type or amount of awards, except that no participant may receive stock options, SARs, restricted stock and/or other stock-

based awards in any fiscal year of the Company for an aggregate of more than 1,000,000 shares under the Plan and no participant may receive performance-based awards not denominated in shares totalling more than $10,000,000 under the Plan. Accordingly, it is not possible to state the amount or type of awards which may be granted to any employee or group of employees.

    Awards Under the Plan.  The Committee has the authority to grant the following type of awards under the Plan: (1) stock options, (2) stock appreciation rights, (3) restricted stock, and/or (4) other stock-based awards including performance-based awards. Each of these awards may be granted alone, in conjunction with, or in tandem with other awards under the Plan and/or cash awards outside the Plan.

    1.  Stock Options.  Incentive stock options and non-qualified stock options may be granted for such number of shares as the Committee shall determine, except that, as described above, no participant may be granted stock options, SARSs, restricted stock and/or other stock-based awards in any fiscal year of the Company for more than one million shares.

    Stock options are exercisable at such times and subject to such terms and conditions as the Committee determines and over a term (not in excess of 10 years) determined by the Committee. The option price for any non-qualified stock option is determined by the Committee; it is generally the Committee's policy to grant non-qualified stock options with exercise prices equal to the fair market value of the Company's Common Stock as of the date of grant. The exercise price for any incentive stock option may not be less than 100% of the fair market value (as defined in the Plan) of the Company's Common Stock as of the date of grant. Payment of the option price may be in cash, or with Common Stock of the Company having a fair market value equal to the option price and satisfies requirements imposed by the Committee, or to the extent authorized by the Committee, by delivery of irrevocable instructions to a financial institution pursuant to a cashless exercise program or by the withholding of shares otherwise issuable upon exercise of the option.

    2.  Stock Appreciation Rights.  Stock appreciation rights ("SARs") may be granted independently of any stock option or in conjunction with all or part of a stock option and, if granted in tandem with a stock option, will be exercisable only when the underlying stock option is exercisable. Once a tandem SAR has been exercised, the portion of the stock option underlying the SAR terminates. SARs may not be exercisable later than 10 years after the date of grant. Upon exercise of an SAR, the Committee, at its discretion, will pay the employee in cash, Common Stock or a combination thereof, an amount equal to the excess of the then fair market value of the stock over the option price, multiplied by the number of SARs being exercised.

    3.  Restricted Stock.  Restricted stock may be conditioned upon the attainment of specific performance goals or such other factors as the Committee may determine. The Committee determines the period during which restricted stock is subject to forfeiture. During the restriction period, the employee may not sell, transfer, pledge or assign the restricted stock.

    4.  Other Stock-Based Awards.  The Committee may also grant other types of awards that are valued, in whole or in part, by reference to or otherwise based on the Company's Common Stock. Such awards will be made upon terms and conditions as the Committee may in its discretion provide.

    Performance-Based Awards.  Certain awards under the Plan may be granted in a manner that is deductible by the Company under Section 162(m) of the Code ("Performance-Based Awards"). Such Performance-Based Awards will be based upon one or more of the following factors: stock price, market share, earnings per share, return on equity, costs, operating margins, revenue or sales, pre-tax income, cash flow, net income, return on assets as well as other financial goals. With respect to Performance-Based Awards, (i) the Committee will establish in writing the objective performance-based goals applicable to a given period of service no later than 90 days after the commencement of such period of service (but in no event after 25% of such period has elapsed) and (ii) no awards will be payable to any participant for a given period of service until the Committee certifies that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

    Non-Transferability.  Unless otherwise provided by the Committee, awards under the Plan are non-transferable during the lifetime of the participants.

    Termination of Employment; Acceleration.  The Plan provides that the Committee shall make provision for the exercisability of options and SARs and the disposition of restricted stock awards and other stock-based awards in the event of death, disability, retirement or other termination of employment. The option agreements relating to stock options that have been awarded to key employees of the Company generally provide that (i) only options which are exercisable on the date of termination, death, disability or retirement may be subsequently exercised; (ii) upon an employee's termination for cause, such employee's stock options will terminate; (iii) if the employee is involuntarily terminated without cause or voluntarily resigns, vested stock options will be exercisable for a specified period of time following such termination; (iv) vested stock options generally are exercisable for the remaining term of the option following termination due to death or disability or for one year following retirement. The Committee may amend any stock option, SAR, restricted stock award or other stock based award to accelerate the exercise or vesting date. The Plan provides that, upon a change of control of the Company, unvested stock options and SARs shall become immediately exercisable and all restrictions applicable to other stock awards shall be deemed to have been satisfied.

    Amendment.  The Board may amend the Plan, but it may not, without approval of the stockholders, (i) increase the maximum number of shares as to which awards may be granted under the Plan, (ii) materially modify the eligibility requirements for receiving awards, (iii) extend the term of the Plan, or (iv) materially increase in any other way the benefits accruing to recipients of awards granted under the Plan.

Federal Income Tax Aspects

    The following is a brief summary of the Federal income tax consequences of awards made under the Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

    Incentive Stock Options.  No taxable income is realized by the participant upon the grant or exercise of an ISO. The excess, if any, of the fair market value of the shares on the exercise date over the exercise price will, however, be a preference item for purposes of the alternative minimum tax. If a participant does not sell the stock received on the exercise of an ISO ("ISO Shares") for at least two years from the date of grant and within one year from the date of exercise, when the shares are sold any gain (loss) realized will be long-term capital gain (loss). In such circumstances, no deduction will be allowed to the Company for Federal income tax purposes.

    If ISO Shares are disposed of prior to the expiration of the holding periods described above, the participant generally will realize ordinary income at that time equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the price paid for such ISO Shares. The Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss. Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

    Non-Qualified Stock Options.  No income is realized by the participant at the time a non-qualified stock option is granted. Generally upon exercise of a non-qualified stock option, the participant will realize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company will be entitled to a tax deduction in the same amount.

Any appreciation (or depreciation) after the date of exercise will be either short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

    Stock Appreciation Rights.  No income will be realized by a participant in connection with the grant of an SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a deduction at the time and in the amount included in the participant's income by reason of the exercise. If the participant received common stock upon exercise of an SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above under "Non-Qualified Stock Options."

    Restricted Stock.  A participant receiving restricted stock generally will recognize ordinary income equal to the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less any consideration paid for the stock. The Company will be entitled to a deduction at the same time and in the same amount. The holding period to determine whether the participant has long-term or short-term capital gain or loss on a subsequent sale generally begins when the stock is no longer subject to forfeiture, and the participant's tax basis for such shares will generally equal the fair market value of such shares on such date.

    However, a participant may elect, under Section 83(b) of the Code, within 30 days of the transfer of the stock, to recognize taxable ordinary income on the date of transfer equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. By reason of such an election, the participant's holding period will commence on the date of grant, the participant's tax basis will be equal to the fair market value of the shares on that date (determined without regard to restrictions), and no additional income will be recognized upon the lapse of restrictions on the shares. Likewise, the Company generally will be entitled to a deduction at the time of election equal to the amount that is taxable as ordinary income to the participant. If shares are forfeited after making such an election, the participant will be entitled to a capital loss for tax purposes only in an amount equal to the purchase price of the forfeited shares.

    Other Stock-Based Awards.  Amounts received by a participant upon the grant of any other stock-based award are generally taxed at ordinary rates when received. However, if such awards consist of property subject to restrictions, the amounts generally will not be taxed until the restrictions lapse or until the participant makes an election under Section 83(b) of the Code. Subject to Section 162(m) of the Code, the Company is generally allowed an income tax deduction, equal to the amount recognized as ordinary income by the participant, at the time such amount is taxed.

    Parachute Payment.  If the exercisability of an option or the elimination of the restrictions on stock acquired under the Plan is accelerated or if a condition relating to the exercise of an option is eliminated as a result of a change in control of the Company, all or a portion of the value of the option or stock at that time may be a parachute payment for purposes of determining whether a 20 percent excise tax is payable by the recipient as a result of the receipt of an excess parachute payment pursuant to Section 4999 of the Code. The Company will not be entitled to a deduction for any amounts considered an excess parachute payment.

Plan Benefits Table

    The table below shows the awards that would have been made in 2000 if the Plan were in effect at that time. These are identical to the awards actually made in 2000, as described in the Executive Compensation section of this proxy statement. None of the Company's current directors who are not executive officers received any awards under the Plan.

Name and Principal Position	Stock Options (Granted at Fair Market Value in 2000)	Restricted Stock Awards	Performance Unit Awards
John H. Dasburg President & Chief Executive Officer	0	0	0
Richard H. Anderson Executive Vice President & Chief Operating Officer	0	0	100,000
Douglas M. Steenland Executive Vice President & Chief Corporate Officer	0	0	100,000
Mickey P. Foret Executive Vice President, Chief Financial Officer & President—Northwest Cargo	0	0	66,000
J. Timothy Griffin Executive Vice President—Marketing & Distribution	0	0	66,000
All Executive Officers	65,000	0	464,000
All Non-Executive Directors	0	0	0
All Non-Executive Officer Employees	0	0	0

    The Board of Directors recommends a vote FOR the approval of the amendments to the Plan.

ITEM 3
STOCKHOLDER PROPOSAL

    John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, the owner of 150 shares of Common Stock, has advised the Company that he intends to present the following resolution at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Company accepts no responsibility, are set forth below.

    RESOLVED: SHAREHOLDER VOTE ON POISON PILLS

ADOPT PROPOSAL THAT WON 57% SHAREHOLDER APPROVAL AT 24 MAJOR COMPANIES IN 2000

    Northwest Airlines shareholders request that a shareholder vote be required to adopt or maintain a poison pill. Currently the Northwest board can adopt a poison pill at any time without a shareholder vote.

    Once enacted this proposal is not to be amended, modified or repealed, except by a shareholder vote as a separate ballot item.

    What incentive is there for good corporate governance—highlighted by shareholder vote on poison pills?

  •
  A new survey by the international management consultant McKinsey & Co. shows that institutional investors would pay an 18% premium for good corporate governance.

  Wall Street Journal, June 19, 2000

  •
  Pills give directors absolute veto power over any proposed business combination, no matter how beneficial it might be for the shareholders.

  Power and Accountability, by Nell Minow and Robert Monks

  •
  The Council of Institutional Investors recommends in its Shareholder Bill of Rights: Shareholder approval of all poison pills. Northwest Airlines is 49%-owned by institutional investors.

    This one proposal for shareholder vote on poison pills is particularly important considering the Northwest sub-par corporate governance practices:

    The American Bar Association discourages directors from serving at companies where they collect additional legal fees:

    Mr. Mondale, director and audit committee chairman, is a partner in a law firm that provides substantial legal services to management.

    The Council of Institutional Investors (www.cii.org) recommends that the Board have a standing nominating committee: The Northwest board has no nominating committee.

    Mr. Malek is also overextended with 9 additional outside board seats.

    Directors Checchi, Goodwin and van Wijk had poor attendance—below 75%. Many institutional investors received a recommendation that shareholders not vote for their reelection due to poor attendance.

    Shareholders do not have the opportunity to ratify auditors.

    Corporate governance experts say cross-directors tend to look out for each others' interest, rather than those of shareholders—Business Week, March 9, 1998.

    The following are Northwest cross-directors or have other specific shared company affiliations:

Northwest Directors	Company Affiliations, Current and Past
Blum, Malek & Wilson	CB Richard Ellis
Dasburg, Wijk	KLM
Hightower, Wilson	Disney
Checchi, Dasburg & Wilson	Marriott

    Mr. Checchi is a 51 year-old private investor with poor attendance.

    Long tenure is bad for boards—The Corporate Governance Advisor: 5 Northwest directors have tenure exceeding 10 years.

  Dasburg
  Wilson
  Checchi
  Malek
  Blum

    To avoid further concentration of power in the directors who have potential conflicts vote yes:

ADOPT PROPOSAL THAT WON 57% SHAREHOLDER APPROVAL
at 24 MAJOR COMPANIES IN 2000
SHAREHOLDER VOTE ON POISON PILLS
YES ON 3

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

    In November 1995, the Board of Directors of the Company adopted a shareholder rights plan to protect the Company's stockholders in the event of certain unsolicited attempts to acquire control of the Company. According to a report published by the Investor Responsibility Research Center ("IRRC") in 2000, plans similar to the Company's plan have been adopted by over 2,000 U.S. companies and a majority of the companies included in the S&P 500 Stock Index. The Board believes that the continuation of the Company's shareholder rights plan is in the best interests of the Company and its stockholders.

    The plan is intended to encourage a potential bidder for the Company to negotiate with the Board of Directors prior to any takeover attempt, thereby strengthening the Board's leverage in such negotiations. The plan also allows the Board a greater period of time within which it can properly evaluate an acquisition offer. The Company's rights plan is not intended to, and does not, preclude unsolicited, non-abusive offers to acquire the Company at a fair price. The terms of the Company's plan allow the Board to redeem the rights to permit an acquisition that it determines, in the exercise of its fiduciary duties, reflects the full value of the Company and is fair to all stockholders. The plan therefore strengthens the Board's ability, in the exercise of its fiduciary duties, to protect and maximize the value of the Company for all stockholders.

    The economic benefits of a shareholder rights plan to stockholders have been validated in several studies. A study published in November 1997 by Georgeson & Company found that companies with shareholder rights plans received $13 billion dollars in additional takeover premiums during the period 1992 to 1996. The Georgeson study also concluded that (1) premiums paid to acquire target companies with shareholder rights plans were on average eight percentage points higher than premiums paid for target companies that did not have such plans, (2) the presence of a rights plan did not increase the likelihood of the defeat of a hostile takeover bid or the withdrawal of a friendly bid, and (3) rights plans did not reduce the likelihood that a company would become a takeover target. Thus, evidence suggests that rights plans achieve their principal objectives: protection against inadequate offers and abusive tactics and increased bargaining power of the Board resulting in higher value for stockholders.

    Without commenting on each of the various assertions made by the proponent, the Board of Directors objects to the proponent's suggestion that the Company's Board members are "looking out for each others' interest, rather than those of shareholders." All of the Company's Board members are fully cognizant of their fiduciary duties to the stockholders and believe that, in exercising their fiduciary duties, they have at all times acted in the best interests of the Company's stockholders. The proponent also fails to acknowledge that four of the Company's Board members (Messrs. Blum, Checchi, Malek and Wilson), each of whom the proponent criticizes for having been on the Board more than ten years and for having certain "shared company affiliations," are themselves stockholders or represent stockholders holding in the aggregate more than 30% of the outstanding voting stock of the Company.

    This proposal requires the approval of a majority of the votes which can be cast by the holders of the shares present and entitled to vote at the Annual Meeting. Because the proposal is only a recommendation, however, its approval would not effectuate the changes it references. Redemption of the existing rights under the rights plan would require Board action, and implementation of a requirement for stockholder approval of future shareholder rights plans would require either Board action or a stockholder amendment of the Company's Bylaws.

    The Board of Directors unanimously recommends that stockholders vote AGAINST the adoption of this stockholder proposal. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies.

EXECUTIVE COMPENSATION

Report of Compensation Committee on Executive Compensation

Policy

    The objectives of the Company's executive compensation programs are (i) to attract and retain the best and most qualified executives, (ii) to motivate its executives to achieve the Company's goals, (iii) to link executive and stockholder interests through the use of equity based compensation, and (iv) to compensate executives in a manner that recognizes both corporate and individual contributions.

    Each year, the Committee reviews the Company's executive compensation policies and programs and the overall compensation paid to each of the Company's executive officers. The Committee approves all base salary changes and determines the amount of the annual bonus and the number and amount of long-term awards for the Chief Executive Officer and the other executive officers of the Company. To establish total target compensation levels for the Company's executives, the Committee regularly reviews competitive compensation data for executives in comparable positions at "peer group" companies, which consist of the other major United States airlines and certain other public companies in industries with which the Company competes for executive talent. This group differs from the comparison groups included in the performance graph of total stockholder return because the Company competes for executive talent with a broader group of companies than those included in the performance graph comparison groups. There are three basic components to the Company's executive compensation programs: base salary, annual incentive bonus, and long-term incentive compensation (primarily stock based). The Company's executive compensation philosophy places a strong emphasis on performance based compensation.

Discussion

    Base Salary.  The Committee reviews on an annual basis the base salaries of the Chief Executive Officer and the other executive officers of the Company and makes adjustments based on the executive's individual performance, Company performance and competitive salary data.

    Annual Incentive Bonus.  The Company's Cash Incentive Plan provides for the payment of cash incentive payments to participants only if certain pre-established corporate profitability and individual goals are achieved for the year. The corporate profitability component of the incentive plan requires that the Company achieve a pre-determined level of income contribution, which is established by the Committee based on the Company's operating budget for the year, as approved by the Board of Directors. The income contribution formula is designed to include those income and expense elements that management has the ability to influence. The individual component is based on the participant's performance relative to his or her individual performance objectives for the year, which are weighted to reflect their relative priority. Each year, the Chief Executive Officer establishes the individual performance objectives for each of the executives reporting to him, and the Committee establishes the individual performance objectives for the Chief Executive Officer. For the executive officers named in the Summary Compensation Table, the corporate profitability and individual goals are assigned weightings of 75 percent and 25 percent, respectively. The amount of the target incentive payment for the named executive officers other than Mr. Dasburg is 60 percent of base salary, and the incentive payment in any year can increase to a maximum of two times the target incentive payment depending on performance relative to the corporate profitability and individual goals.

    The cash incentive payments for 2000 paid to each of the named executive officers are shown in the "Bonus" column of the Summary Compensation Table. The Company's income contribution target for 2000 was $1,615 million and the Company's actual adjusted income contribution for the year was $2,151 million, which represents a Company performance level of approximately 125% of its target for 2000. Based on the Company's performance relative to its 2000 income contribution target, the Committee approved cash incentive payments for 2000 to the Company's executives determined in accordance with the Cash Incentive Plan formula. In 1998 when the Company reported a net loss of $286 million, primarily as a result of a 15-day pilot strike that occurred in 1998, Messrs. Dasburg, Anderson, Steenland and Griffin received no payments under the Cash Incentive Plan.

    Long Term Incentive Compensation.  Under the Company's stock incentive plans, stock based compensation (which may include stock options, restricted stock, deferred stock and other stock based awards) may be granted to officers and key employees of the Company and its affiliates. This equity participation is designed to align the interests of the employees receiving stock awards and the Company's stockholders over the long term and is used as a retention tool. The Company's long-term equity-based compensation program consists primarily of stock option grants that vest over a multi-year period. In addition to stock options, awards of restricted stock, deferred stock and restricted units, each of which entitles the holder to one share of Common Stock on vesting (or cash in the Committee's discretion), may be made on a selective basis to individual executives in order to enhance the incentive for them to remain with the Company. The Company periodically grants new awards to provide continuing incentives for future performance. Like base salary and the annual incentive payments, award levels are set with regard to competitive considerations, and each individual's actual award is based upon the individual's performance, potential for increased responsibility and contributions, leadership ability and commitment to the Company's strategic efforts. The Board of Directors has approved, subject to the approval of the stockholders, amendments to the Company's 1994 Stock Incentive Plan that would make an additional five million shares of Common Stock available for distribution under the Plan. The amendments to the Plan, which are described in more detail in Item 2 contained in this Proxy Statement, will provide a basis for future stock options and other stock awards which are designed to attract, retain and motivate the officers and key employees of the Company.

    As part of a long term retention and incentive compensation plan, in 2000 the Committee approved deferred stock awards and phantom stock awards to each of the six senior executive officers who reported to Mr. Dasburg in 2000, including each of the executive officers named in the Summary Compensation Table other than Mr. Dasburg. The shares of deferred stock will vest four years from the date of grant if the executive remains employed by the Company at that time. The phantom stock units will vest in installments over the next four years subject to the satisfaction of performance standards which measure the Company's financial performance during each performance period relative to that of certain other major United States airlines during such period. No stock options were granted to any of the named executive officers in 2000.

    CEO Compensation.  Mr. Dasburg resigned as President and Chief Executive Officer of the Company, effective March 31, 2001. Effective April 1, 2001, Mr. Anderson was elected Chief Executive Officer of the Company and Mr. Steenland was elected President of the Company. In 2000, Mr. Dasburg's base salary was increased from $500,000 to $600,000 per year. Prior to this increase, Mr. Dasburg's base salary had not been increased since he joined Northwest in November 1989 as Executive Vice President of Finance and Administration. Mr. Dasburg's target annual cash incentive payment was 100% of his base salary. His actual incentive payment for 2000 equaled $1,050,000, reflecting the Company's outstanding financial performance relative to its income contribution target for the year and Mr. Dasburg's performance relative to the goals and objectives established for him by the Committee for 2000. Among the factors the Committee took into account in determining Mr. Dasburg's 2000 incentive payment were the Company's 2000 net income, the profitability of the Company in comparison to other U.S. and foreign flag airlines, and the achievement of certain objectives relating to safety, the recruitment and retention of personnel and alliance relationships.

    No new long term incentive awards were established for Mr. Dasburg in 2000. Under the terms of a phantom stock unit award granted to Mr. Dasburg in 1999, 20,000 phantom stock units vested on December 31, 2000 and were settled in cash based on the average closing price of a share of Common Stock during the period January 10 through January 20 of 2001. In addition, under the terms of the 1996 Northwest Airlines Corporation Retention and Long Term Incentive Compensation Plan (the "1996 Long

Term Incentive Plan"), 50,000 phantom stock units vested on December 31, 1999 based on the satisfaction of certain established performance standards for the two-year performance period ending on such date. Mr. Dasburg received a cash payment of $2,668,500 on July 1, 2000 in settlement of such units.

    Compliance with the $1 Million Limit on Deductible Compensation.  In 1993, Section 162(m) of the Internal Revenue Code was enacted which denies a publicly held corporation, such as the Company, a federal income tax deduction for compensation in excess of $1 million in a taxable year paid to each of its chief executive officer and the four other most highly compensated executive officers. Certain "performance based" compensation, such as stock options awarded at fair market value, is not subject to the limitation on deductibility provided that certain stockholder approval and independent director requirements are met.

    To the extent consistent with the Company's compensation policies and the Committee's assessment of the interests of stockholders, the Company intends to design its executive compensation programs to preserve its ability to deduct compensation paid to executives under these programs. However, the Committee will balance the costs and burdens involved in compliance with the limitations for deductibility contained in Section 162(m) against the value of the tax benefits to be obtained by the Company thereby, and will in certain instances pay compensation that is not fully deductible if in its determination such costs and burdens outweigh such benefits.

                      Compensation Committee

                      Frederic V. Malek, Chairman
                      Richard C. Blum
                      Dennis F. Hightower
                      George J. Kourpias
                      V. A. Ravindran

Summary Compensation Table

					Long-Term Compensation
	Annual Compensation
					Restricted Unit Awards $		Shares Underlying Options #
Name and Principal Position	Salary $	Bonus $		Other Annual Compensation(1) $				LTIP Payouts $		All Other Compensation(2) $
John H. Dasburg President & Chief Executive Officer(3)
2000	567,432	1,050,000		56,241	—		—		(4)	63,100
1999	500,000	1,049,750	(5)	31,867	2,002,500	(6)	—	2,668,500	(7)	66,594
1998	500,000	0		28,376	—		—	2,668,500	(7)	64,403
Richard H. Anderson Executive Vice President & Chief Operating Officer(8)
2000	481,630	517,500		40,583	1,851,563	(9)	—	—		59,541
1999	432,599	285,390		23,231	—		200,000	—		56,252
1998	375,250	0		21,857	—		60,000	—		38,860
Douglas M. Steenland Executive Vice President & Chief Corporate Officer(10)
2000	481,630	543,750		29,166	1,851,563	(9)	—	—		39,237
1999	432,599	285,390		19,115	—		200,000	—		34,669
1998	375,000	0		19,158	—		60,000	—		34,151
Mickey P. Foret Executive Vice President, Chief Financial Officer & President—Northwest Cargo
2000	431,638	479,250		45,567	1,234,375	(9)	—	—		62,469
1999	400,000	253,680		72,322	—		—	—		108,411
1998(11)	217,619	250,000		36,785	—		100,000	—		64,135
J. Timothy Griffin Executive Vice President—Marketing & Distribution(12)
2000	397,170	426,000		3,269	1,234,375	(9)	—	—		13,677
1999	371,390	237,825		244	—		90,000	—		4,772

(1)
Represents tax reimbursement payments.

(2)
The amounts shown for 2000 include (a) the amount of premiums paid for split-dollar life insurance policies ($49,667 for Mr. Dasburg, $34,678 for Mr. Anderson, $27,748 for Mr. Steenland, and $49,500 for Mr. Foret); (b) medical expense reimbursement payments ($9,201 for Mr. Dasburg, $7,294 for Mr. Anderson, $2,124 for Mr. Steenland, $1,263 for Mr. Foret, and $2,692 for Mr. Griffin); (c) the cost of certain travel benefits provided by the Company to persons designated by the executive ($2,997 for Mr. Dasburg, $16,334 for Mr. Anderson, $8,130 for Mr. Steenland, $10,956 for Mr. Foret, and $9,750 for Mr. Griffin); (d) $750 in contributions to the Company's 401(k) retirement plan for each of the named executive officers; and (e) $485 in premiums paid for personal excess liability insurance for Messrs. Dasburg, Anderson, Steenland and Griffin.

(3)
Mr. Dasburg resigned as President and Chief Executive Officer of the Company effective March 31, 2001.

(4)
Under the Northwest Airlines Corporation 1996 Long Term Incentive Compensation Plan, the plan administrator will determine, prior to July 1, 2001 whether the performance standards for the two year performance period ending December 31, 2000 have been satisfied. If such performance standards are determined to have been satisfied, 50,000 units will vest as of December 31, 2000 and Mr. Dasburg will be entitled to receive a cash payment in settlement of such units on or before July 1, 2001. Each vested unit has a fixed value of $53.37.

(5)
Includes the dollar value of 20,000 phantom stock units granted to Mr. Dasburg in April 1999 which were vested immediately upon grant and settled in cash ($521,250).

(6)
Represents the dollar value of 60,000 phantom stock units granted to Mr. Dasburg in April 1999, based on the per share closing price of Common Stock on the Nasdaq National Market on the date of grant ($33.375). Each unit represents, when vested, the right to receive a cash payment equal to the average closing price of a share of Common Stock during a designated period in January following the applicable vesting date. Under the terms of the phantom stock award, 20,000 units vest at the end of 1999, 2000 and 2001 so long as Mr. Dasburg remains employed by the Company at the end of each such year. As of December 31, 2000, 20,000 units remain unvested, with a total dollar value of $602,500 based on the closing market price per share of the Common Stock on December 31, 2000 ($30.125).

(7)
Each of the amounts shown for 1998 and 1999 represents the cash payments on July 1, 1999 and July 1, 2000, respectively, in settlement of 50,000 phantom stock units granted pursuant to the 1996 Long Term Incentive Plan. On December 31, 1998 and December 31, 1999, 50,000 units vested based on the satisfaction of certain established performance standards for the two-year performance period ending on each such date. As stated in footnote (4) above, each unit has a fixed value of $53.37.

(8)
Mr. Anderson was elected Chief Executive Officer of the Company effective April 1, 2001.

(9)
The amounts shown for 2000 represent the dollar value of restricted stock awards granted to Messrs. Anderson (75,000 shares), Steenland (75,000 shares), Foret (50,000 shares) and Griffin (50,000 shares) in April 2000 based on the per share closing price of Common Stock on the Nasdaq National Market on the date of grant ($24.6875). Under the terms of the restricted stock awards, the shares of Common Stock will vest in full on April 28, 2004 so long as the executive remains employed by the Company on such date. On December 31, 2000 the total dollar value of the restricted stock awards, which will vest on April 28, 2004 only if the executive remains employed by the Company at that time, was $2,259,375 for Messrs. Anderson and Steenland and $1,506,250 for Messrs. Foret and Griffin based on the per share closing price of Common Stock on such date. The per share closing price of Common Stock on the Nasdaq National Market on December 31, 2000 was $30.125.

(10)
Mr. Steenland was elected President of the Company effective April 1, 2001.

(11)
Mr. Foret's election as Executive Vice President and Chief Financial Officer of the Company became effective on September 3, 1998.

(12)
Mr. Griffin's election as Executive Vice President—Marketing & Distribution of the Company became effective on January 25, 1999.

Stock Option Exercises in 2000 and December 31, 2000 Stock Option Values

			Number of Securities Underlying Unexercised Options Held At December 31, 2000 (#)
					Value of Unexercised In-the-Money Options At December 31, 2000(1)($)
Name	Shares Acquired On Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John H. Dasburg	—	—	399,968	0	6,849,452	0
Richard A. Anderson	—	—	184,390	220,631	1,244,935	301,498
Douglas M. Steenland	—	—	216,995	221,557	1,847,066	301,498
Mickey P. Foret	—	—	45,000	55,000	68,750	68,750
J. Timothy Griffin	—	—	46,701	82,027	157,425	200,998

(1)
Based on the per share closing price of Common Stock ($30.125) on the Nasdaq National Market on December 31, 2000 minus the exercise price of such options.

Long Term Incentive Plan Awards in Last Fiscal Year

Name	Number of Shares, Units or other Rights (#)(1)	Performance or Other Period Until Maturation or Payout
John H. Dasburg	—	—
Richard H. Anderson	100,000 units	1/1/2000 - 12/31/2004
Douglas M. Steenland	100,000 units	1/1/2000 - 12/31/2004
Mickey P. Foret	66,000 units	1/1/2000 - 12/31/2004
J. Timothy Griffin	66,000 units	1/1/2000 - 12/31/2004

(1)
The phantom stock units were awarded to Messrs. Anderson, Steenland, Foret and Griffin in April 2000 pursuant to the Company's 1994 Plan. Each unit represents, when vested, the right to receive a cash payment equal to the average closing price of a share of Common Stock for the ten trading days immediately preceding June 1 of the year following the applicable performance period. The vesting of units is subject to the satisfaction of performance standards established for each of the five performance periods. The performance standards are established by a subcommittee of the Compensation Committee of the Board of Directors during the initial ninety day period of each performance period and are based on the Company's financial performance relative to that of its competitors during the performance period. The number of units which may vest with respect to a performance period can be zero, 20,000 or 40,000 for Messrs. Anderson and Steenland and zero, 13,200 or 26,400 for Messrs. Foret and Griffin, depending on the extent to which the performance standards for the current and prior periods have been met or exceeded, although the maximum aggregate amount of units which may vest for any performance period can never exceed the product of the number of elapsed performance periods multiplied by 20,000 for Messrs. Anderson and Steenland and 13,200 for Messrs. Foret and Griffin. Upon certain changes in control of the Company (as defined in the award agreement), all unvested units will become vested immediately upon the effective date of such change in control.

Pension Plans

    The Northwest Airlines, Inc. Retirement Plan for Management Employees (the "Pension Plan") is a non-contributory defined benefit pension plan which covers eligible management employees of Northwest Airlines and certain affiliated companies, including the executive officers named in the Summary Compensation Table. The Pension Plan is a qualified plan under the Internal Revenue Code of 1986, as amended (the "Code"), and complies with the Employee Retirement Income Security Act of 1974 ("ERISA"). Benefits under the Pension Plan and the Northwest Airlines Excess Pension Plan for Salaried Employees (the "Excess Pension Plan") are computed under a final average earnings ("FAE") benefit formula. In December 2000 the Board of Directors approved in principle certain changes to the Pension Plan and the Excess Pension Plan, which are expected to be implemented during 2001. The changes are designed to alleviate certain internal equity issues among work groups that will facilitate the movement of employees from contract to salaried positions in the Company without the potential loss of pension benefits. In addition, a cash balance program will be added to the Pension Plan and the Excess Pension Plan under which the Company will make monthly pay-based credits to each participant's account based on the participant's age, years of service and monthly recognized earnings. Upon termination of employment with the Company, all employees who participated in the Pension Plan as of January 1, 2001, will be entitled to receive the greater of their vested pension benefit calculated under the FAE formula or the vested benefit under the new cash balance formula.

    The amount of the annual pension benefit payable under the FAE formula is generally determined by multiplying the participant's final average annual compensation by 60 percent and reducing such amount by an offset for social security benefits payable to the participant and for service of less than 30 years. FAE for purposes of determining pension benefits is the average of the employee's highest 60 consecutive months of total annual cash compensation (including base salary and eligible cash incentive compensation reported in the "Bonus" column of the Summary Compensation Table) during the 120 calendar month period immediately preceding termination of employment. As of December 31, 2000, the credited years of service under the Pension Plan and the Excess Pension Plan for Messrs. Dasburg, Anderson, Steenland, Foret and Griffin are 11.2, 10.2, 9.5, 6.2 and 7.6, respectively. The table below shows the estimated combined annual pension benefit as of December 31, 2000, which would be payable using the FAE formula to participants (including the named executive officers) under the Pension Plan and the Excess Pension Plan. The benefit levels in the table assume retirement at age 65, the credited years of service shown and payment in the form of a single life annuity. Under the plan changes mentioned above, participants will be entitled to elect to receive their vested pension benefits under the Pension Plan in the form of a lump sum or monthly annuity payments upon termination of employment with the Company. Payment of benefits under the Excess Plan and the SERP (as defined below) will be paid as a lump sum.

	Annual Pension Benefits
Final Average Annual Compensation	15 Years of Service	20 Years of Service	25 Years of Service	30 Years of Service	35 Years of Service
$ 400,000	$117,368	$156,490	$195,613	$234,735	$234,735
$ 600,000	177,368	236,490	295,613	354,735	354,735
$ 800,000	237,368	316,490	395,613	474,735	474,735
$1,000,000	297,368	396,490	495,613	594,735	594,735
$1,200,000	357,368	476,490	595,613	714,735	714,735
$1,400,000	417,368	556,490	695,613	834,735	834,735
$1,600,000	477,368	636,490	795,613	954,735	954,735
$1,800,000	537,368	716,490	895,613	1,074,735	1,074,735
$2,000,000	597,368	796,490	995,613	1,194,735	1,194,735

    Participants in the Pension Plan whose benefits under the Pension Plan are limited pursuant to applicable law, which includes the executive officers named in the Summary Compensation Table, also participate in the Excess Pension Plan. This plan provides pension benefits to which participants in the Pension Plan would be entitled but for the limit on the maximum annual benefit payable under ERISA and the limit on the maximum amount of compensation which may be taken into account under the Pension Plan ($170,000 as of December 31, 2000). The Excess Pension Plan is a non-contributory plan and uses the same FAE formula and eligibility rules as the Pension Plan. As stated above, a cash balance program will be added to the Excess Pension Plan in the same manner as under the Pension Plan. Pensions under the Excess Pension Plan are not subject to reductions for social security benefits or other offset amounts. The Company pays all benefits under this plan from its general assets.

    In addition, the Company has agreed to supplement the pension benefits of Messrs. Dasburg, Anderson, Steenland and Foret under the Company's Supplemental Executive Retirement Plan (the "SERP") as follows: in the case of Mr. Dasburg, by agreeing to grant him 21 additional credited years of service during the 1994 to 1999 period and a minimum annual pension benefit of $500,000 beginning at age 60; and in the case of Messrs. Anderson, Steenland and Foret, by agreeing to grant each of them over a period of five years up to ten years of additional credited years of service. In addition, the Company has agreed to define final average compensation for purposes of determining pension benefits under the FAE formula for Messrs. Dasburg, Anderson, Steenland and Foret as the average of the executive's monthly earnings for the highest 36 months (whether or not consecutive) during the 120 calendar month period immediately preceding termination of employment.

Employment Agreements

    The Company has entered into agreements with Messrs. Anderson, Steenland, Foret and Griffin, which entitle the executive to receive a base salary and to participate in the Company's Cash Incentive Plan. The agreements have no set terms and the executive's employment under his agreement is terminable by either party for any reason upon 30 days written notice. The Company's agreement with Messrs. Anderson, Steenland and Griffin provide that, in the event of a termination of the executive's employment by the Company other than for "cause" (as defined in the agreement) or by the executive for "good reason" (as defined in the agreement) or due to death or disability, the executive will continue to receive certain specified health and welfare benefits under the Company's benefit plans and programs for a specified period of time and will receive a severance payment equal to, in the case of Messrs. Anderson and Steenland, two times the executive's annual base salary and target incentive payment and, in the case of Mr. Griffin, one times his annual base salary and a pro-rated portion of his target incentive payment. If such executive's employment is terminated by the Company for any reason other than cause within two years after a "change in control" (as defined in the agreement) or by the executive at any time within six months after such two year period, in either case, the executive will be entitled to all payments and benefits otherwise due for termination. Each executive also is entitled to lifetime travel privileges and a gross-up payment for any excise taxes imposed under Section 4999 of the Code on any payment or distribution made to him by the Company. Under the terms of Mr. Foret's agreement, in the event Mr. Foret is terminated by the Company other than for cause or Mr. Foret for good reason, he will continue to receive certain specified health and welfare benefits and will be entitled to receive a severance payment equal to three times his current annual base salary and target incentive payment. Mr. Foret also is entitled to lifetime travel privileges. Messrs. Anderson, Steenland and Foret are each subject to a one year covenant not to compete in the event the executive terminates his employment without good reason or is terminated by the Company for cause.

    Messrs. Anderson, Steenland and Foret participate in the Company's Executive Life Insurance Plan pursuant to which the Company pays the premium with respect to a $1.0 million whole life insurance policy for each executive. In certain circumstances, the Company will recover certain of the premiums in the event of the executive's death. Each executive or a trust designated by such executive is the owner of the policy and the Company reimburses the executive for tax liabilities arising from such premium payments. Messrs. Anderson, Steenland, Foret and Griffin are also entitled to receive certain additional medical benefits.

Performance Graph

    The following graph compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return for the same period of the Standard & Poor's 500 Stock Index, the AMEX Airline Index and the Standard & Poor's Airline Index. The graph assumes the investment of $100 on December 31, 1995 and reinvestment of all dividends. The cumulative total stockholder return for the period beginning March 18, 1994 (the date on which the Company first became a reporting company pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended) and ending December 31, 2000, calculated in the same manner, is $231.73 for the Company's Common Stock, $320.05 for the S&P 500 Index, and $330.98 for the AMEX Airline Index.

	12/31/95	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00
Northwest Airlines Corporation	$100	$76.72	$93.87	$50.12	$43.63	$59.07
S&P 500 Index	$100	$120.26	$157.56	$199.57	$238.54	$214.36
AMEX Airline Index(1)	$100	$118.24	$197.43	$182.87	$189.92	$209.45
S&P Airline Index(2)	$100	$109.51	$184.13	$177.99	$176.37	$262.56

(1)
The AMEX Airline Index consists of Alaska Air Group, America West Holdings, AMR, Continental Airlines, Delta Air Lines, KLM, NWA Corp., Southwest Airlines, UAL and US Airways.

(2)
The S&P Airline Index consists of American Airlines, Delta Air Lines, Southwest Airlines and US Airways.

    The Company has elected to use the AMEX Airline Index as its published industry or line-of-business index in future proxy statements because it is comprised of a broader group of airlines than the S&P Airline Index, including many of the network air carriers that are the Company's principal competitors.

OTHER BUSINESS AND DIRECTOR NOMINATIONS

    If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. The Company has not received proper notice, and is not presently aware, of any business to be transacted at the Annual Meeting other than as described in this proxy statement.

    The Company's Bylaws require that, subject to the exclusive rights of any class or series of stock having preference over the Common Stock to elect Series C Directors or directors of the Company upon the happening of certain events, nominations of candidates for election as directors of the Company at any meeting of stockholders may be made by the Chairman of the Board of Directors or by any stockholder entitled to vote at such meeting who complies with the requirements of the Company's Bylaws. Among other things, not more than 120 days nor less than 60 days prior to the date of the anniversary of the annual meeting of stockholders held in the prior year, any stockholder who intends to make a nomination at the annual meeting shall deliver to the Office of the Secretary of the Company written notice which complies with the requirements of Section 1(c) of Article III of the Company's Bylaws.

ADVANCE NOTICE PROCEDURES

    Under the Company's By-Laws, no business may be brought before an annual meeting except as specified in the notice of the meeting (which includes stockholder proposals that the Company is required to set forth in its proxy statement under SEC Rule 14a-8) or as otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the By-Laws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. These requirements are separate and apart from and in addition to the SEC's requirements that a stockholder must meet to have a stockholder proposal included in the Company's proxy statement under SEC Rule 14a-8.

    A copy of the full text of the By-Law provisions discussed above may be obtained by writing to the Office of the Secretary of the Company.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    In order for a stockholder proposal to be considered for inclusion in the Company's proxy statement for the annual meeting of stockholders to be held in 2002, it must be received by the Company on or before January 15, 2002. The Securities and Exchange Commission rules contain standards as to what stockholder proposals are required to be included in a company's proxy statement.

EXTENT OF INCORPORATION BY REFERENCE OF MATERIALS INCLUDED IN
OR ACCOMPANYING THIS PROXY STATEMENT

    The Audit Committee and Compensation Committee Reports included in this proxy statement shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such reports by specific reference.

    This proxy statement is accompanied, or preceded, by the Company's Annual Report to Stockholders for the calendar year ended December 31, 2000. The annual report, which contains audited financial statements, along with other information about the Company, is not incorporated in the proxy statement and is not to be deemed a part of the proxy soliciting material.

    Whether or not you expect to attend the Annual Meeting, please sign the enclosed proxy card and return it in the enclosed stamped envelope or vote your shares by telephone in accordance with the instructions set forth on the accompanying proxy card.

                      By Order of the Board of Directors,

                      Michael L. Miller
                       Vice President—Law and Secretary

May 18, 2001

Annex A

CHARTER OF THE AUDIT AND SAFETY COMMITTEE
OF THE BOARD OF DIRECTORS

Organization

    The Audit and Safety Committee (the "audit committee") of the board of directors shall be comprised of at least three directors who are independent of management and the company. A member of the audit committee shall be considered independent if he or she (a) is not an officer or employee of the company or its subsidiaries, (b) has no relationship to the company that may interfere with the exercise of his or her independence from management and the company, and (c) would not otherwise be not independent within the meaning of any listing requirements applicable to the company. All audit committee members will be financially literate or become financially literate within a reasonable period of time after his or her appointment to the audit committee, and at least one member will have accounting or related financial management expertise.

Statement of Policy

    The audit committee shall provide assistance to the directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the company. The independent auditors are ultimately accountable to the board of directors and the audit committee, as the shareholders' representatives, and, as such, the board of directors and the audit committee have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

Responsibilities

    In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

    In carrying out these responsibilities, the audit committee will:

  •
  Review and reassess this Charter as conditions dictate (at least annually).

  •
  Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the company and its subsidiaries.

  •
  Meet with the independent auditors and financial management of the company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

  •
  Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

  •
  Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

  •
  Review the internal audit function of the company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

  •
  Inquire of management, the internal auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

  •
  Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the audit committee by the auditors. The chair of the audit committee may represent the entire audit committee for purposes of this review.

  •
  Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the audit committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used.

  •
  Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

  •
  Report the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).

  •
  On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

  •
  Make and disclose such reports as may be required from time to time by the Securities and Exchange Commission.

  •
  Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

  •
  Investigate any matter brought to its attention within the scope of its duties (including those matters related to safety), with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

Safety

    Management has primary responsibility for the company's obligation to operate to the highest degree of safety, subject to oversight by the board of directors. The audit committee shall, on behalf of the board of directors, review management's action in this regard. In carrying out these responsibilities, the audit committee will:

  •
  Meet with and review reports of the company's chief safety officer and other technical or flight operations management personnel with respect to safety matters.

  •
  Review reports received from regulators and other legal and regulatory matters that may have a material effect on the company's flight and safety operations.

  •
  Review periodically material safety-related regulatory compliance issues.

  •
  Make such reports and recommendations to the board of directors as may be required from time to time.

In carrying out its responsibilities, the audit committee's policies and procedures shall remain flexible in order that it can best react to changing conditions and environment and to assure to the directors and shareholders that the company's safety and reporting practices are in accordance with all applicable requirements and are of the highest quality.

Annex B

NORTHWEST AIRLINES CORPORATION 2001 STOCK INCENTIVE PLAN

Article 1.  Purpose and Duration

    1.1  Purpose.  The purpose of the Northwest Airlines Corporation 2001 Stock Incentive Plan (the "Plan") is to motivate, attract and retain key employees and to further the growth, development and financial success of Northwest Airlines Corporation (the "Company") and its Subsidiaries by aligning the personal interests of key employees, through the ownership of Shares and through other incentives, with those of the Company and the Company's shareholders. The Plan permits the granting of Stock Options, Stock Appreciation Rights, Restricted Stock and Other Stock Based Awards.

    1.2  Duration.  Upon approval by the Board, the Plan shall become effective on January 1, 2001 (the "Effective Date"), subject to receipt of stockholder approval of the Plan at the Company's annual meeting of stockholders in 2001, and shall remain in effect until the earlier of the date the Plan is terminated pursuant to Article 7 hereof, or January 1, 2011 (the "Termination Date"). No Award may be granted under the Plan on or after the Termination Date, but Awards made prior to the Termination Date may be exercised, vested or otherwise effectuated beyond that date unless otherwise limited. If the Plan is not approved by shareholders of the Company prior to the first anniversary of the adoption of the Plan by the Board, the Plan and all Awards thereunder shall terminate on such anniversary date.

Article 2.  Definitions

    2.1  Definitions.  Whenever used in the Plan, the following terms shall have the meanings set forth below:

      (a) "Award" means a grant under this Plan of Stock Options, Restricted Stock, Stock Appreciation Rights or Other Stock Based Awards.

      (b) "Award Agreement" means the document which evidences an Award and which sets forth the terms, conditions and limitations relating to such Award.

      (c) "Board" means the Board of Directors of the Company.

      (d) "Change of Control" means any one of the following:

         (i) Individuals who, as of January 1, 2001, constitute the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to the date hereof, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a "person" (as such term is defined in Section 13(d) or 14(d) of the Exchange Act) other than the Incumbent Board; or

        (ii) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding Shares of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (the "Outstanding Common Stock") and the combined voting power of the then outstanding voting securities of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) entitled to vote generally in the election of directors (the "Outstanding Voting Securities") immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then Outstanding Common Stock and the combined voting power of the then Outstanding Voting Securities, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of such Incumbent Board providing for such Business Combination; or

        (iii) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

      (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      (f)  "Committee" means the group of individuals administering the Plan, which shall be the Compensation Committee of the Board or any other committee of the Board performing similar functions as appointed from time to time by the Board and constituted so as to permit the Plan to comply with Rule 16b-3 under the Exchange Act, or any successor rule thereto. The Committee shall contain solely at least two "outside directors" as that term is defined under Section 162(m) of the Code.

      (g) "Company" means Northwest Airlines Corporation, a Delaware corporation.

      (h) "Disability" means "disability" within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

      (i)  "Effective Date" means January 1, 2001.

      (j)  "Eligible Employee" means any executive or other employee of the Company or any Subsidiary.

      (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      (l)  "Fair Market Value" means, with respect to any particular date, the average of the highest and lowest price of a Share as reported on the consolidated tape of New York Stock Exchange listed securities (or other principal reporting system, as determined by the Committee).

      (m) "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted pursuant to Section 6.1, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

      (n) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted pursuant to Section 6.1, which is not designated as an Incentive Stock Option.

      (o) "Other Stock Based Award" means an Award, granted pursuant to Section 6.4, other than a Stock Option, Restricted Stock or SAR, that is paid with, valued in whole or in part by reference to, or is otherwise based on, Shares.

      (p) "Participant" means an Eligible Employee selected by the Committee to receive an Award under the Plan.

      (q) "Performance-Based Award" means an Award granted to a Participant pursuant to Section 6.4(b).

      (r) "Person" means any person, firm, partnership, corporation or other entity.

      (s) "Plan" means the Northwest Airlines Corporation 2001 Stock Incentive Plan.

      (t)  "Restricted Stock" means an Award granted to a Participant pursuant to Section 6.3.

      (u) "Retirement" means separation from service with the Company or a Subsidiary on or after attainment of age 65 or, with the advance written consent by the Committee that such separation will be treated as a Retirement hereunder, separation from service with the Company or a Subsidiary prior to age 65.

      (v) "Shares" means the issued or unissued shares of the common stock, par value $.01 per share, of the Company.

      (w) "Stock Appreciation Right" or "SAR" means the grant, pursuant to Section 6.2, of a right to receive a payment from the Company, in the form of stock, cash or a combination of both, equal to the excess of the Fair Market Value of one or more Shares over the exercise price of such Shares.

      (x) "Stock Option" means the grant, pursuant to Section 6.1, of a right to purchase a specified number of Shares during a specified period at a designated price, which may be an Incentive Stock Option or a Nonqualified Stock Option.

      (y) "Subsidiary" means a subsidiary of the Company, as defined in Section 424(f) of the Code.

Article 3.  Administration

    3.1  Authority.  The Plan shall be administered by the Committee, which shall have full and exclusive power, subject to the provisions hereof, to make all determinations which may be necessary or advisable for the administration of the Plan, including:

      (a) selecting Eligible Employees to whom Awards are granted;

      (b) determining the size and types of Awards;

      (c) determining the terms and conditions of such Awards in a manner consistent with the Plan;

      (d) determining whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares, or other Awards, or other property, or canceled, forfeited or suspended;

      (e) construing and interpreting the Plan and any agreement or instrument entered into under the Plan;

      (f)  establishing, amending or waiving rules and regulations for the Plan's administration; and

      (g) amending (subject to the provisions of Article 7) the terms and conditions of any outstanding Award to the extent such terms and conditions are within its discretion.

    3.2  Decisions Binding.  All determinations made by the Committee arising out of or in connection with the interpretation and administration of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareholders, Participants, and their estates and beneficiaries.

Article 4.  Shares Subject to the Plan

    4.1  Number of Shares.  Subject to adjustment as provided in Section 13.1, no more than 10 million Shares may be issued under the Plan. The number of Shares subject to Awards granted under the Plan to any one individual in any fiscal year of the Company shall not be more than 1,000,000 Shares and the maximum amount of Performance-Based Awards that are not denominated in Shares granted to any one individual in any fiscal year of the Company shall be $10,000,000. These Shares may consist in whole or in part of authorized and unissued Shares, or of treasury Shares. No fractional Shares shall be issued under the Plan; however, cash may be paid in lieu of any fractional Shares in settlements of Awards under the Plan. For purposes of determining the number of Shares remaining available for issuance under the Plan:

      (a) The grant of an Award shall reduce the authorized pool of Shares by the number of Shares subject to such Award while such Award is outstanding, except to the extent that such an Award is in tandem with another Award covering the same or fewer Shares which has already been taken into account in determining the authorized pool of Shares.

      (b) Shares covered by SARs that are not issued upon the exercise of such SARs shall increase the authorized pool of Shares.

      (c) To the extent that an Award (other than a SAR) is settled in cash or any form other than in Shares, the authorized pool of Shares shall be increased by the appropriate number of Shares represented by such settlement of the Award, as determined at the sole discretion of the Committee (subject to the limitation set forth in Section 4.2).

    4.2  Lapsed Awards.  If any Award (other than an Award of Shares) granted under the Plan is canceled, terminates, expires or lapses for any reason, any Shares subject to such Award shall increase the authorized pool of Shares; provided, however, that to the extent such Award was granted in tandem with another Award, any Shares issued pursuant to the exercise or settlement of such other Award shall not increase the authorized pool of Shares.

    4.3  Effect of Acquisition.  Any Awards granted by the Company in substitution for awards or rights issued by a company whose shares or assets are acquired by the Company or a Subsidiary shall not reduce the number of Shares available for grant under the Plan.

Article 5.  Participation

    5.1  Selection of Participants.  Subject to the provisions of the Plan, the Committee may from time to time select, from all Eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Employee shall have the right to receive an Award under the Plan, or, if selected to receive an Award, the right to continue to receive Awards. Further, no Participant shall have any rights, by reason of the grant of any Award under the Plan, to continued employment by the Company or any Subsidiary. There is no obligation for uniformity of treatment of Participants under the Plan.

    5.2  Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement that shall specify the terms, conditions, limitations and such other provisions applicable to the Award as the Committee shall determine.

Article 6.  Awards

    Awards may be granted by the Committee to Eligible Employees at any time, and from time to time, prior to the Termination Date, as the Committee shall determine. The Committee shall have complete discretion in determining the number of Awards to grant (subject to the limitations set forth in Section 4.1) and, consistent with the provisions of the Plan, the terms, conditions and limitations pertaining to such Awards.

    6.1  Stock Options.

      (a)  Option Price.  The option price for a Stock Option (the "Option Price") shall be determined by the Committee; provided that an Incentive Stock Option may not be granted at a price less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Incentive Stock Option is granted.

      (b)  Period of Exercise.  A Stock Option may be exercised at such times as may be specified in an Award Agreement, in whole or in installments, which may be cumulative and shall expire at such time as the Committee shall determine at the time of grant; provided that no Stock Option shall be exercisable later than ten (10) years after the date granted. The Committee may make provision for exercisability in the event of death, Disability, Retirement or other termination of employment. The Committee may also amend any Stock Option to accelerate the dates after which the Stock Option may be exercised in whole or in part.

      (c)  Additional Provisions for ISOs.  No ISO shall be granted to any Eligible Employee who, at the time the ISO is granted, owns (directly, or within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price under such ISO is at least 110 percent of the Fair Market Value of a Share on the date the ISO is granted and (ii) the expiration date of such ISO is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Stock Options granted under the Plan are intended to be NQSOs, unless the applicable Award Agreement expressly states that the Stock Option is intended to be an ISO. If a Stock Option is intended to be an ISO, and if for any reason such Stock Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Stock Option (or portion thereof) shall be regarded as a NQSO granted under the Plan; provided that such Stock Option (or portion thereof) otherwise complies with the Plan's requirements relating to NQSOs. In no event shall any member of the Committee, the Company or any of its Subsidiaries (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of a Stock Option to qualify for any reason as an ISO.

      (d)  Method of Exercise.  A Stock Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and payment of the full price of the Shares being purchased pursuant to such Stock Option. A Participant may exercise a Stock Option with respect to less than the full number of Shares for which such Stock Option may then be exercised, but a Participant must exercise the Stock Option in full Shares. The Option Price, or portion thereof, may be paid:

         (i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company;

        (ii) to the extent authorized by the Committee, through the delivery of Shares with an aggregate Fair Market Value on the date of exercise equal to the Option Price; provided that such Shares have been held by the Participant for at least six months and satisfy such other requirements as may be imposed by the Committee;

        (iii) to the extent authorized by the Committee, by delivery of irrevocable instructions to a financial institution to deliver promptly to the Company the portion of sale or loan proceeds sufficient to pay the Option Price;

        (iv) to the extent authorized by the Committee, by the withholding of Shares otherwise issuable on exercise with an aggregate Fair Market Value on the date of exercise equal to the Option Price; or

        (v) by any combination of the above methods of payment or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

      (e)  Attestation.  Wherever in this Plan or any Award Agreement that a Participant is permitted to pay the Option Price of a Stock Option or taxes relating to the exercise of a Stock Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Stock Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Stock Option.

    6.2  Stock Appreciation Rights.

      (a) SARs may be granted at a price determined by the Committee, and may be granted in tandem with a Stock Option, such that the exercise of the SAR or related Stock Option will result in a forfeiture of the right to exercise the related Stock Option for an equivalent number of Shares, or independently of any Stock Option.

      (b) SARs may be exercised at such times as may be specified in an Award Agreement, in whole or in installments, which may be cumulative and shall expire at such time as the Committee shall determine at the time of grant; provided that no SARs shall be exercisable later than ten (10) years after the date granted. The Committee may amend any SAR to accelerate the dates after which the SAR may be executed in whole or in part.

      (c) A SAR shall be exercised by the delivery of a written notice of exercise to the Company setting forth the number of Shares with respect to which the SAR is to be exercised.

    6.3  Restricted Stock.  Restricted Stock may be granted alone or in conjunction with other Awards under the Plan and may be conditioned upon continued employment for a specified period, the attainment of specific performance goals or such other factors as the Committee may determine. In making an Award of Restricted Stock, the Committee will determine the restrictions that will apply, the period during which the Stock is subject to such restrictions, and the price, if any, payable by a Participant. The Committee may amend any Award of Restricted Stock to accelerate the dates after which such Award may be executed in whole or in part.

    6.4  Other Stock Based Awards.

      (a)  Generally.  The Committee shall have complete discretion in determining the number of Shares subject to Other Stock Based Awards, the consideration for such Awards, and the terms, conditions and limitations pertaining to such Awards including, without limitation, restrictions based upon the achievement of specific business objectives, tenure, and other measurements of individual or business performance, and/or restrictions under applicable federal or state securities laws, and conditions under which such Awards will lapse. Payment of Other Stock Based Awards may be in the form of cash, Shares, other Awards, or in such combinations thereof as the Committee shall determine at the time of grant, and with such restrictions as it may impose. Payment may be made in a lump sum or in installments as prescribed by the Committee. The Committee may also require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. The Committee may also provide that deferred settlements include the payment or crediting of interest on the deferred amounts or the payment or crediting of dividend equivalents on deferred amounts denominated in Shares. The Committee may, at its sole discretion, direct the Company to issue Shares subject to such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.

      (b)  Performance-Based Awards.  Notwithstanding anything to the contrary herein, certain Other Stock Based Awards granted under this Section 6.4 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria:

  (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, the Committee shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less (but not more) than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

Article 7.  Amendment, Modification and Termination.

    7.1 The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate; provided, however, that no such amendment shall be made, which would without approval of the shareholders (except as provided in Section 7.4):

      (a) materially modify the eligibility requirements for receiving Awards;

      (b) increase the total number of Shares which may be issued pursuant to Awards, except as is provided for in accordance with Article 4 of the Plan;

      (c) extend the period during which Awards may be granted; or

      (d) materially increase in any other way the benefits accruing to Participants.

    7.2 No amendment, suspension or termination of this Plan or any Award shall, without the Participant's consent, alter or impair any of the rights or obligations under any Award theretofore granted to a Participant under the Plan.

    7.3 The Board may amend this Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Awards meeting the requirements of future amendments to the Code or regulations promulgated thereunder.

    7.4 If and to the extent the provisions of Rule 16b-3 (as in effect on the date of adoption of the Plan by the Board) under the Exchange Act permit the amendment of stock incentive plans without compliance with one or more of the stockholder approval requirements presently set forth in Section 7.1, then and to that extent, the restrictions on the ability of the Board to amend the Plan set forth in Section 7.1 hereof shall terminate and the Board shall thereafter be empowered to amend the Plan without regard to such restrictions.

Article 8.  Withholding

    8.1  Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount in cash sufficient to satisfy federal, state and local taxes required by law to be withheld in connection with a grant, exercise or payment made under or as a result of the Plan.

    8.2  Share Withholding.  The Committee may require one or more classes of Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value, on the date the tax is to be determined, equal to the amount of withholding which is required by law. Alternatively, the Committee may allow a Participant to elect Share withholding for tax purposes subject to such terms and conditions as the Committee shall establish.

Article 9.  Transferability.  Except as otherwise provided by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Awards granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by the Participant. Notwithstanding the foregoing, the designation of a beneficiary by a Participant does not constitute a transfer.

Article 10.  Unfunded Plan.  The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any Person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property or assets of the Company.

Article 11.  Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 12.  Securities Law Compliance.  The Plan is intended to comply with all applicable conditions of Rule 16b-3 or any successor rule thereto under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Further, each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any Award under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the grant or settlement thereof, such Award may not be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

Article 13.  Adjustments Upon Certain Events.  Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the following provisions shall apply to all Awards granted under the Plan:

    13.1  Generally.  In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee may, in its sole discretion and without liability to any person, make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Stock Options or Stock Appreciation Rights may be granted during a calendar year to any Participant, (iii) the maximum amount of a Performance-Based Award that may be granted during a calendar year to any Participant, (iv) the Option Price or exercise price of any Stock Appreciation Right and/or (v) any other affected terms of such Awards.

    13.2  Change of Control.

      (a) Upon the occurrence of a Change of Control, (i) all outstanding Stock Options and Stock Appreciation Rights granted pursuant to the Plan, to the extent not theretofore exercised or canceled, shall become exercisable in full for the remainder of the applicable term of such Award, and (ii) all restrictions applicable to all outstanding Awards granted pursuant to the Plan, other than Stock Options and Stock Appreciation Rights, shall be deemed to have been satisfied and such Awards shall immediately vest in full.

      (b) Except as otherwise provided in an Award Agreement, upon the occurrence of a Change of Control, the Committee may, in its sole discretion, provide for (i) the payment of a cash amount in exchange for the cancellation of an Award which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights over the aggregate exercise price of such Options or Stock Appreciation Rights and/or (ii) the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder.

Article 14.  Requirements of Law

    14.1  Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

    14.2  Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

    14.3  Governing Law.  To the extent not preempted by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Minnesota, without regard to the conflicts of laws provisions thereof.

Article 15.  Miscellaneous Provisions

    15.1  Plan Does not Confer Employment or Stockholder Rights.  The right of the Company to terminate (whether by dismissal, discharge, Retirement or otherwise) the Participant's employment with it at any time at will, or as otherwise provided by any agreement between the Company and the Participant, is specifically reserved. Neither the Participant nor any person entitled to exercise the Participant's rights in the event of the Participant's death shall have any of the rights of a stockholder with respect to the Shares subject to each Stock Option, except to the extent that, and until, such Shares shall have been issued upon the exercise of each Stock Option.

    15.2  Plan Expenses.  Any expenses of administering this Plan shall be borne by the Company.

    15.3  Use of Exercise Proceeds.  Payments received from Participants upon the exercise of Stock Options shall be used for the general corporate purposes of the Company, except that any Shares received or withheld in payment may be retired, or retained in the Company's treasury and reissued.

Proxy Card	NORTHWEST AIRLINES CORPORATION 2700 Lone Oak Parkway Eagan, MN 55121

This Proxy is Solicited on Behalf of the Board of Directors.

    The stockholder(s) named on this proxy card hereby appoint as proxies, Richard H. Anderson and Douglas M. Steenland, and each of them, with power of substitution, to vote as directed all shares of stock of Northwest Airlines Corporation held of record by the stockhholder(s) on April 30, 2001 at the Annual Meeting of Stockholders to be held at the Equitable Life Building, 787 Seventh Avenue, New York, New York at 9:30 a.m. (EDT) on June 28, 2001, and at any adjournments thereof. All former proxies are revoked. This Proxy authorizes each proxy to vote at his discretion on any other matter that may properly come before the meeting or any adjournment thereof. If no specific voting instructions are given, the shares will be voted as recommended by the Board of Directors.

  •
  Voting by Mail:  If you wish to vote by mail, please sign, mark, date and return this proxy card in the enclosed postage-paid envelope.

  •
  Voting by Telephone:  If you wish to vote by telephone, please follow the instructions on the reverse side of this card. If you vote by telephone you do not need to return this proxy card.

  (Continued, and to be signed and dated on reverse side)

YOUR VOTE IS IMPORTANT VOTE BY TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK	COMPANY # CONTROL #

  Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Thank you for voting!

  VOTE BY PHONE - TOLL FREE - 1-800-240-6326

  •
  Using a touch-tone telephone, dial 1-800-240-6326. You may dial this toll-free number at your convenience 7 days a week, 24 hours a day.

  •
  You will be prompted to enter the 3-digit Company Number and your 7-digit Control Number, which are located in the box on the upper right hand corner of this proxy card.

  •
  Follow the simple instructions provided. You will have two options to vote your shares:
  Option A—  to vote as the Board of Directors recommends on ALL items, press 1.
   Option B—if you choose to vote on each item separately, press 0.

  •
  Please DO NOT hang up until you have been prompted and have replied regarding your attendance at the Annual Meeting.

NOTE: The deadline for voting by telephone is 12:00 p.m. (CDT), Wednesday, June 27, 2001.

IF YOU VOTE BY TELEPHONE, DO NOT MAIL BACK THIS PROXY CARD

\*/  Please detach here  \*/

Proxy Card

The Board of Directors recommends a vote "FOR" Items 1 and 2

1.	ELECTION OF DIRECTORS:
	Nominees:	01–Richard C. Blum 02–Alfred A. Checchi	03–John H. Dasburg 04–Doris Kearns Goodwin	05–Dennis F. Hightower 06–Frederic V. Malek	07–Walter F. Mondale 08–V.A. Ravindran	09–Leo M. van Wijk 10–Gary L. Wilson

/ / FOR all nominees except as marked	/ / WITHHOLD AUTHORITY to vote for all nominees listed
Instruction:	To withhold authority to vote for any individual nominee, mark the "FOR all nominees except" box and write the nominee's number in the "Exceptions" box.	Exceptions:
2.	APPROVAL OF AMENDMENTS TO THE 1994 NORTHWEST AIRLINES CORPORATION STOCK INCENTIVE PLAN:	/ / FOR	/ / AGAINST	/ / ABSTAIN
The Board of Directors recommends a vote "AGAINST" Item 3
3.	STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER RIGHTS PLAN:	/ / FOR	/ / AGAINST	/ / ABSTAIN
4.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED "FOR" ITEMS 1 AND 2, AND "AGAINST" ITEM 3.	If you are voting by mail, please sign, date and return this proxy card promptly using the enclosed envelope.
/ / Check this box if you plan to attend the Annual Meeting. / / Address change? Mark box and indicate changes below.
Certification:

Pursuant to federal law and Northwest's Certificate of Incorporation, voting stock is subject to certain foreign ownership restrictions. By signing below, the undersigned represents that it is a United States citizen as that term is defined in the Federal Aviation Act or that the shares of stock represented by this Proxy have been registered on the Foreign Stock Registry of the Corporation.

PLEASE SIGN exactly as name or names appear on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, so indicate when signing. If the stockholder is a corporation, please give full title. If more than one trustee, all should sign.
Date:

Signature

NORTHWEST AIRLINES CORPORATION
2700 Lone Oak Parkway
Eagan, MN 55121

Dear Northwest Airlines Corporation Employee Stock Plan Participant:

The Annual Meeting of the Stockholders of Northwest Airlines Corporation will be held on June 28, 2001.

As a participant in the Northwest Airlines Corporation Employee Stock Plan, you are entitled to direct the Trustee to vote the share of stock allocated to your Employee Stock Plan account. The Trustee will vote, in its sole discretion, shares for which no instructions have been received and any shares allocated to any Supplemental Retirement Plan accounts under the Employee Stock Plan.

Because your voting rights are important, you are strongly encouraged to direct the Trustee to vote your shares. You may provide voting directions by telephone in accordance with the telephone voting instructions set forth on the reverse side of this card or by mail. If you choose to provide voting directions by mail, please mark the voting direction card, date, sign and detach the card and return it to the Trustee in the enclosed postage paid envelope. All voting directions will be kept in strict confidence by the Trustee.

Your voting directions must be received by 5:00 p.m. (CDT), on Tuesday, June 26, 2001, in order to be counted.

Sincerely,

Northwest Airlines Corporation

Voting Direction Card	NORTHWEST AIRLINES CORPORATION 2700 Lone Oak Parkway, Eagan, MN 55121

DIRECTION TO TRUSTEE
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 28, 2001

As a participant in the Northwest Airlines Corporation Employee Stock Plan, I hereby direct the Trustee to vote the shares of stock allocated to my Employee Stock Plan account at the Annual Meeting of Stockholders which will be held on June 28, 2001, and at any adjournments thereof, in accordance with my instructions provided by telephone or as indicated on the reverse side of this card. I understand that the Trustee will vote, in its sole discretion, shares for which no directions have been received.

If you do not provide specific voting directions with respect to any Item, the Trustee will vote your shares in its sole discretion. The Trustee is authorized to vote your shares in its sole discretion upon any other business that may properly come before the meeting.

  •
  Providing Voting Directions by Mail:  If you wish to provide voting directions by mail, please sign, mark, date and return this voting direction card in the enclosed postage-paid envelope.

  •
  Providing Voting Directions by Telephone:  If you wish to provide voting directions by telephone, please follow the instructions on the reverse side of this card. If you respond by telephone you do not need to return this proxy card.

  (Continued, and to be signed and dated on reverse side)

YOUR VOTE IS IMPORTANT PROVIDE VOTING DIRECTIONS BY TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK	COMPANY # CONTROL #

  Your telephone voting directions to the Trustee of the Northwest Airlines Corporation Employee Stock Plan direct the Trustee to vote the shares of stock allocated to your Employee Stock Plan account in the same manner as if you marked, signed and returned the attached voting direction card. When you provide voting directions by telephone, you are making the certification set forth immediately above the signature box located on the bottom right hand corner of this voting direction card.

  PROVIDE VOTING DIRECTIONS BY PHONE - TOLL FREE - 1-800-240-6326

  •
  Using a touch-tone telephone, dial 1-800-240-6326. You may dial this toll-free number at your convenience 7 days a week, 24 hours a day.

  •
  You will be prompted to enter the 3-digit Company Number and your 7-digit Control Number, which are located in the box on the upper right hand corner of this voting direction card.

  •
  Follow the simple instructions provided. You will have two options to direct the Trustee how to vote your shares:
  Option A—  to direct the Trustee to vote as the Northwest Airlines Corporation Board of Directors recommends on ALL items, press 1.
   Option B—if you choose to provide voting directions on each item separately, press 0.

  •
  Please DO NOT hang up until you have been prompted and have replied regarding your attendance at the Annual Meeting.

NOTE: The deadline for providing voting directions by telephone is 5:00 p.m. (CDT), Tuesday, June 26, 2001.

IF YOU PROVIDE VOTING DIRECTIONS BY TELEPHONE, DO NOT MAIL BACK THIS VOTING DIRECTION CARD

\*/  Please detach here  \*/

Voting Direction Card

NORTHWEST AIRLINES CORPORATION
EMPLOYEE STOCK PLAN

The Board of Directors recommends a vote "FOR" Items 1 and 2

1.	ELECTION OF DIRECTORS:
	Nominees:	01–Richard C. Blum 02–Alfred A. Checchi	03–John H. Dasburg 04–Doris Kearns Goodwin	05–Dennis F. Hightower 06–Frederic V. Malek	07–Walter F. Mondale 08–V.A. Ravindran	09–Leo M. van Wijk 10–Gary L. Wilson

/ / FOR all nominees except as marked	/ / WITHHOLD AUTHORITY to vote for all nominees listed
Instruction:	To withhold authority to vote for any individual nominee, mark the "FOR all nominees except" box and write the nominee's number in the "Exceptions" box.	Exceptions:
2.	APPROVAL OF AMENDMENTS TO THE 1994 NORTHWEST AIRLINES CORPORATION STOCK INCENTIVE PLAN:	/ / FOR	/ / AGAINST	/ / ABSTAIN
The Board of Directors recommends a vote "AGAINST" Item 3
3.	STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER RIGHTS PLAN:	/ / FOR	/ / AGAINST	/ / ABSTAIN
4.	In its discretion, the Trustee is authorized to vote upon such other matters as may properly come before the meeting.
/ / Check this box if you plan to attend the Annual Meeting. / / Address change? Mark box and indicate changes below.	Certification:

Pursuant to federal law and Northwest's Certificate of Incorporation, voting stock is subject to certain foreign ownership restrictions. By signing below, the undersigned represents that it is a United States citizen as that term is defined in the Federal Aviation Act or that the shares of stock represented by this Proxy have been registered on the Foreign Stock Registry of the Corporation.

If you are responding by mail, please sign, date and return this voting direction card promptly using the enclosed envelope.
Date:

Signature of Participant

NORTHWEST AIRLINES CORPORATION
2700 Lone Oak Parkway
Eagan, MN 55121

Dear Northwest Airlines Corporation Employee Stock Plan Participant:

The Annual Meeting of the Stockholders of Northwest Airlines Corporation will be held on June 28, 2001.

As a participant in the Northwest Airlines Corporation Employee Stock Plan, you are entitled to direct the Trustee to vote the share of stock allocated to your Employee Stock Plan account with respect to certain matters to be voted on at the Annual Meeting. The Trustee will vote, in its sole discretion, shares for which no instructions have been received and any shares allocated to any Supplemental Retirement Plan accounts under the Employee Stock Plan.

Because your voting rights are important, you are strongly encouraged to direct the Trustee to vote your shares. You may provide voting directions by telephone in accordance with the telephone voting instructions set forth on the reverse side of this card or by mail. If you choose to provide voting directions by mail, please mark the voting direction card, date, sign and detach the card and return it to the Trustee in the enclosed postage paid envelope. All voting directions will be kept in strict confidence by the Trustee.

Your voting directions must be received by 5:00 p.m. (CDT), on Tuesday, June 26, 2001, in order to be counted.

Sincerely,

Northwest Airlines Corporation

Voting Direction Card	NORTHWEST AIRLINES CORPORATION 2700 Lone Oak Parkway, Eagan, MN 55121

DIRECTION TO TRUSTEE
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 28, 2001

As a participant in the Northwest Airlines Corporation Employee Stock Plan, I hereby direct the Trustee to vote the shares of stock allocated to my Employee Stock Plan account at the Annual Meeting of Stockholders which will be held on June 28, 2001, and at any adjournments thereof, in accordance with my instructions provided by telephone or as indicated on the reverse side of this card. I understand that the Trustee will vote, in its sole discretion, shares for which no directions have been received.

If you do not provide specific voting directions with respect to any Item, the Trustee will vote your shares in its sole discretion. The Trustee is authorized to vote your shares in its sole discretion upon any other business that may properly come before the meeting.

  •
  Providing Voting Directions by Mail: If you wish to provide voting directions by mail, please sign, mark, date and return this voting direction card in the enclosed postage-paid envelope.

  •
  Providing Voting Directions by Telephone: If you wish to provide voting directions by telephone, please follow the instructions on the reverse side of this card. If you respond by telephone you do not need to return this proxy card.

(Continued, and to be signed and dated on reverse side)

YOUR VOTE IS IMPORTANT PROVIDE VOTING DIRECTIONS BY TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK	Company # Control #

Your telephone voting directions to the Trustee of the Northwest Airlines Corporation Employee Stock Plan direct the Trustee to vote the shares of stock allocated to your Employee Stock Plan account in the same manner as if you marked, signed and returned the attached voting direction card. When you provide voting directions by telephone, you are making the certification set forth immediately above the signature box located on the bottom right hand corner of this voting direction card.

PROVIDE VOTING DIRECTIONS BY PHONE — TOLL FREE — 1-800-240-6326

  •
  Using a touch-tone telephone, dial 1-800-240-6326. You may dial this toll-free number at your convenience 7 days a week, 24 hours a day.
  •
  You will be prompted to enter the 3-digit Company Number and your 7-digit Control Number, which are located in the box on the upper right hand corner of this voting direction card.
  •
  Follow the simple instructions provided. You will have two options to direct the Trustee how to vote your shares:
  Option A—to direct the Trustee to vote as the Northwest Airlines Corporation Board of Directors recommends on ALL items, press 1.
   Option B—if you choose to provide voting directions on each item separately, press 0.
  •
  Please DO NOT hang up until you have been prompted and have replied regarding your attendance at the Annual Meeting.

NOTE: The deadline for providing voting directions by telephone is 5:00 p.m. (CDT), Tuesday, June 26, 2001.

IF YOU PROVIDE VOTING DIRECTIONS BY TELEPHONE, DO NOT MAIL BACK THIS VOTING DIRECTION CARD

\*/ Please detach here \*/

NORTHWEST AIRLINES CORPORATION EMPLOYEE STOCK PLAN	Voting Direction Card
The Board of Directors recommends a vote "FOR" Item 1
1.	APPROVAL OF AMENDMENTS TO THE 1994 NORTHWEST AIRLINES CORPORATION STOCK INCENTIVE PLAN:
	/ /	FOR	/ /	AGAINST	/ /	ABSTAIN
The Board of Directors recommends a vote "AGAINST" Item 2
2.	STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER RIGHTS PLAN:
	/ /	FOR	/ /	AGAINST	/ /	ABSTAIN
3.	In its discretion, the Trustee is authorized to vote upon such other matters as may properly come before the meeting.
/ / Check this box if you plan to attend the Annual Meeting. / / Address change? Mark box and indicate changes below.	Certification:

Pursuant to federal law and Northwest's Certificate of Incorporation, voting stock is subject to certain foreign ownership restrictions. By signing below, the undersigned represents that it is a United States citizen as that term is defined in the Federal Aviation Act or that the shares of stock represented by this Proxy have been registered on the Foreign Stock Registry of the Corporation.

If you are responding by mail, please sign, date and return this voting direction card promptly using the enclosed envelope.
Date:

Signature of Participant

Proxy Card	NORTHWEST AIRLINES CORPORATION 2700 Lone Oak Parkway Eagan, MN 55121

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on June 28, 2001.

   The stockholder(s) named on this proxy card hereby appoint as proxies, Richard H. Anderson and Douglas M. Steenland, and each of them, with power of substitution, to vote as instructed on the reverse side of this proxy card all shares of Series C Preferred Stock of Northwest Airlines Corporation held of record by the stockholder(s) on April 30, 2001 at the Annual Meeting of Stockholders to be held on June 28, 2001, and at any adjournments thereof. This Proxy authorizes each proxy to vote at his discretion on any other matter that may properly come before the meeting or any adjournment thereof. If no specific voting instructions are given, the shares will be voted as recommended by the Board of Directors.The Board of Directors recommends a vote "FOR" Items 1 and 2

1.	ELECTION OF SERIES C DIRECTORS: Nominees: Ray W. Benning, Jr., George J. Kourpias and Michael G. Ristow	/ / FOR	/ / AGAINST	/ / ABSTAIN
2.	APPROVAL OF AMENDMENTS TO THE 1994 NORTHWEST AIRLINES CORPORATION STOCK INCENTIVE PLAN:	/ / FOR	/ / AGAINST	/ / ABSTAIN
The Board of Directors recommends a vote "AGAINST" Item 3
3.	STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER RIGHTS PLAN:	/ / FOR	/ / AGAINST	/ / ABSTAIN
4.	In their discretion, the proxies named above are authorized to vote upon such other matters as may properly come before the meeting.

(Continued, and to be signed and dated on reverse side)

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED "FOR" ITEMS 1 AND 2, AND "AGAINST" ITEM 3. THE PROXIES ARE AUTHORIZED TO VOTE THIS PROXY IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

/ / Check this box if you plan to attend the Annual Meeting.	Certification:
Pursuant to federal law and Northwest's Certificate of Incorporation, Northwest's voting stock is subject to certain foreign ownership restrictions. By signing below, the undersigned represents that it is a United States citizen as that term is defined in the Federal Aviation Act or that the shares of stock represented by this Proxy have been registered on the Foreign Stock Registry of the Company.
PLEASE SIGN exactly as name or names appear on this proxy card. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give full title. If shares are held by joint card tenants, both should sign.
Date:
Please sign, date and return this proxy card promptly using the enclosed envelope. No postage is required if mailed in the United States.	Signature

QuickLinks

GENERAL INFORMATION
BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
BENEFICIAL OWNERSHIP OF SECURITIES
ITEM 1 ELECTION OF DIRECTORS
ITEM 2 APPROVAL OF AMENDMENTS TO THE 1994 NORTHWEST AIRLINES CORPORATION STOCK INCENTIVE PLAN
ITEM 3 STOCKHOLDER PROPOSAL
EXECUTIVE COMPENSATION
OTHER BUSINESS AND DIRECTOR NOMINATIONS
ADVANCE NOTICE PROCEDURES
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
EXTENT OF INCORPORATION BY REFERENCE OF MATERIALS INCLUDED IN OR ACCOMPANYING THIS PROXY STATEMENT
  Annex A
CHARTER OF THE AUDIT AND SAFETY COMMITTEE OF THE BOARD OF DIRECTORS
  Annex B
NORTHWEST AIRLINES CORPORATION 2001 STOCK INCENTIVE PLAN